UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Soliciting Material Pursuant to §240.14a-12

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE
EXECUTIVE CHAIR

Dear Stakeholders:

I went back over my prior annual report letters to see how well they have told our story over these last 10 years, which is summarized below in five passages from those letters and three graphics.

We went public to offer investors a unique opportunity to earn superior risk-adjusted returns… investing in the enormous de-carbonization market… the defining issue of our time.

Our clients create these innovative engineered solutions… using our capital to ensure that economical assets are adopted at scale… waste less, are more diversified and reduce social friction.

We have built the business to prosper in various interest rate and commodity market environments… as well as public policy support.

Our goal was to set the ‘gold standard’ for ESG…to produce tangible shareholder value…with rigorous carbon reporting… high employee retention…by embracing our broader ethos as a responsible corporate citizen.

Make no mistake we are losing the battle on climate change…17 of the 18 warmest years occurred since 2001.

Our vision has been unwavering and successful. We have stayed true to the mission of earning superior risk-adjusted returns investing on the right side of the climate change line. Although volatility in the capital markets has recently caused this success not to be reflected in our share price, our long-term total annual shareholder return of 14%1 over the last 10 years still beats the S&P 500 over the same period. As our Investor Day in March showed, our expanded leadership team, led by Jeff Lipson, will continue to grow the business responsibly, produce superior returns, and maintain a commitment to the gold standard of corporate citizenship.

2022 Review and Outlook for 2023

We closed more than $1.8 billion in climate solutions investments in 2022, and grew our portfolio by 19% with a corresponding increase in Distributable Net Investment Income of 34%. As a result, HASI continued its strong financial performance in 2022, increasing Distributable Earnings per Share by 11%.

One of the key reasons that we have successfully grown our portfolio is that our strategy incorporates multiple asset classes. If we were reliant on a single asset class, our growth would unlikely be as consistent.

Our newly rebranded FTN (Fuels, Transport & Nature) segment is providing further diversification and strong returns and complements our GC (Grid-Connected) and BTM (Behind-the-Meter) segments.

This diversity is the result of a significant number of clients that we work closely with, many of them involved in multiple asset classes, as well as our ability to pivot towards new opportunities quickly.

Likewise, our 12-month pipeline of greater than $4.5 billion is well balanced as our BTM pipeline is benefiting from increasing utility rates, our GC pipeline is primarily solar

(1)	Estimated as of March 31, 2023.

opportunities, and our FTN pipeline is mostly RNG, fleet decarbonization and ecological restoration. This balanced profile allows investors to participate across the entire clean energy transition market.

The business outlook is the brightest it has ever been. The energy transition to a lower carbon world is accelerating with supportive public policy. The Inflation Reduction Act will positively affect our business as evidenced by our clients increasing their pipelines due to the long-term ITC/PTC policy certainty and tax credits for renewable fuels. Tax credits for battery storage have made standalone projects conducive for investment, an example of policy accelerating new, investable asset classes for us. Transferability of tax credits will expand the tax capacity available for renewable projects, as well as provide an opportunity for us to participate in those transactions. And finally, the Bipartisan Infrastructure Law and the CHIPS and Science Act provide a constructive policy backdrop for new transmission and onshoring manufacturing. In my over 40-year career, I never imagined this level and duration of policy support for the energy transition. This is unmitigated good news for HASI.

Because of this policy backdrop, our clients’ aspirations are expanding, and we believe our tenured participation in this industry positions us well for continued programmatic investment with our top-tier client base. HASI has a proven strategy, executed by a mission-driven team committed to not only producing superior risk-adjusted returns, but also making a meaningful difference on climate.

ESG Progress

2022 marked the year that investors and regulators rightfully began to seriously demand standardization, rigor, and transparency in ESG initiatives and reporting. Thankfully, HASI has been at the vanguard of these efforts since our IPO.

At HASI, we embed our purpose into our corporate mission: Every investment improves our climate future. This ensures ESG is a core aspect of our process – not an incidental byproduct. As a result, our thoughtful and rigorous ESG strategy focuses on issues most material to our business. We’ve made significant progress on each of the ESG fronts.

On the environmental front, we revamped our industry-leading CarbonCount metric to incorporate real-time emissions factors, ensuring we measure, report, and understand the carbon emissions avoided by each and every one of our investments. This level of precision positions us in a class of our own among publicly traded U.S. financial institutions. In addition, with other leading corporates, we co-founded the Emissions First Partnership to improve corporate and investor emissions accounting by moving beyond megawatt-hour matching and focusing more on quantified emissions impact.

Recently, Maryland’s new Governor Wes Moore was asked if he had appointed a historically diverse cabinet to “try to make a point.” He replied, “No. I want to win.”2 There is strength, wisdom, and competitive advantage in diversity and HASI continues to drive diversity and inclusivity within our workforce. Further, we established Business Resource Groups to foster support and mentorship among our employees, prosperity that will benefit them and ultimately our shareholders. The HASI Foundation expanded its reach and capability with the appointment of external Board members and made an impact at the intersection of climate change and social justice with over ten generous grants.

Finally, we continued to enhance our corporate governance by separating the CEO and Chair roles and adding new directors to our board. Now, a majority of our independent directors comprise women and persons of color – exceedingly rare for US public companies.

To our mission-driven team, all of these accomplishments were essential to growing the long-term shareholder value reflective of the significant value we created for our clients, employees, and community – indeed, all of our stakeholders. We remain enormously proud of our team and our ability to grow our business while also making the world a better place.

Conclusion

HASI is in the best market, with the best clients, deploying the best business model. Do we have the best team? To paraphrase Governor Moore: I want to win, and I’d hate to compete with us. I thank this team for their intelligence, their hard work and commitment to the company mission.

Respectfully, Jeffrey W. Eckel Executive Chair April 2023

(2)	Governor Wes Moore’s comments on March 27, 2023 to an audience at the Governor’s Mansion assembled for Women’s History Month, attended by myself.

NOTICE OF 2023 ANNUAL

MEETING OF STOCKHOLDERS

When June 7, 2023 9:30 a.m. Eastern Time	Where The meeting will be held via a live webcast at www.virtualshareholdermeeting.com/HASI2023 (password: enter your 16 digit control number)	Record Date Close of business on April 12, 2023

How to Vote
ONLINE
(During the Annual Meeting) Access www.virtualshareholdermeeting ..com/HASI2023 (password: your 16 digit control number) and following the on-screen instructions.

(Before the Annual Meeting)

Go to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date.

MAIL	TELEPHONE
Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	1-800-690-6903. Use any touch- tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the online check-in procedures. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with Internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows.

Items to be voted on:
1	Elect eleven director nominees to serve on the Company’s board of directors

2	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

3	Provide non-binding advisory approval of our executive compensation

4	The frequency of holding an advisory vote on executive compensation

5	Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof

The attached proxy statement describes these items.

Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 7, 2023.

Our notice of annual meeting, proxy statement and 2022 Annual
Report on Form 10-K are available at:

www.proxyvote.com

and

www.investors.HASI.com

By Order of our Board of Directors,

/s/ Steven L. Chuslo
Steven L. Chuslo

Secretary

Annapolis, Maryland
April 19, 2023

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PROXY SUMMARY

This summary highlights certain information from this Proxy Statement, but does not contain all the information that you should consider. Please read the entire Proxy Statement before voting your shares. For more complete information regarding our 2022 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2022.

When	Where	Record Date
June 7, 2023 9:30 a.m. Eastern Time	The meeting will be held via a live webcast at www.virtualshareholdermeeting.com/HASI2023 (password: enter your 16 digit control number)	Close of business on April 12, 2023

MEETING AGENDA

The matters we will act upon at the Annual Meeting are:

PROPOSAL	BOARD OF DIRECTORS RECOMMENDATION	More information
Elect eleven director nominees to serve on our board of directors until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify	FOR all nominees listed below	Page 10
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023	FOR	Page 43
Approve, on a non-binding, advisory basis, the compensation of our named executive officers	FOR	Page 45
Approve, on a non-binding basis, the option of “One” year as the frequency for future advisory votes on compensation of our Named Executive Officers	FOR “One” year frequency	Page 73

DIRECTOR NOMINEES1

Name	Age	Independent	Principal occupation	Committees	Other public boards	Director since
Jeffrey W. Eckel Executive Chair	64		Former Chief Executive Officer & President, Hannon Armstrong Sustainable Infrastructure Capital, Inc.		0	Executive Chair since March 2023; Chair from 2013 to February 2023; Director since 2013
Jeffrey A. Lipson Chief Executive Officer	55		Chief Executive Officer & President, Hannon Armstrong Sustainable Infrastructure Capital, Inc.		0	2023
Teresa M. Brenner Lead Independent Director	59		Former Managing Director & Associate General Counsel, Bank of America Corporation	Compensation, NGCR (Chair)	0	Lead Independent Director since 2019; Director since 2016
Lizabeth A. Ardisana	72		Chief Executive Officer & Principal Owner, ASG Renaissance, LLC	Compensation, NGCR	2	2022
Clarence D. Armbrister	65		President, Johnson C. Smith University	NGCR, Finance and Risk	0	2021
Michael T. Eckhart	74		Clinical Professor of Sustainable Finance, University of Maryland Adjunct Professor of Environmental Finance, Columbia University	NGCR, Finance and Risk	0	2019
Nancy C. Floyd	68		Former Managing Director, Nth Power LLC	Audit, Finance and Risk	1	2021
Charles M. O’Neil	70		Former Chief Executive Officer and Chairman of the Board, ING Capital, LLC	Finance and Risk (Chair), NGCR	0	2013
Richard J. Osborne	72		Former Chief Financial Officer, Duke Energy Corporation	Audit, Compensation (Chair)	0	2013
Steven G. Osgood	66		Chief Executive Officer, Square Foot Companies, LLC	Audit (Chair), Compensation	1	2015
Kimberly A. Reed	52		Former Chairman of the Board of Directors, President, and Chief Executive Officer, Export-Import Bank of the United States	Audit, Finance and Risk	2	2023

(1)	Furnished as of April 12, 2023.

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DIRECTOR HIGHLIGHTS

Our board of directors exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity and independence. Five of eleven current directors standing for re-election at the Annual Meeting have joined our board of directors since 2019, four of whom are independent directors. The following is a snapshot of some key characteristics of our board of directors immediately following the Annual Meeting assuming all nominees are elected.

GOVERNANCE HIGHLIGHTS

Separate Chair and CEO	On March 1, 2023, we separated the roles of chair and chief executive officer
ESG Governance	Robust oversight structure covering our strategies, activities, and policies including our Sustainability Investment Policy, Environmental Policies, and Human Rights and Human Capital Management Policies
Commitment to DEIJA	Women and racially diverse directors constitute a majority of our independent directors

COMPENSATION HIGHLIGHTS

Pay for Performance Philosophy	Executive compensation encourages and rewards strong financial and operational performance
Implicit Link to ESG Performance	Executive compensation is implicitly linked to ESG performance due to our focus on investments in climate solutions, which drive growth in key compensation-linked financial metrics
CEO Pay Ratio	For 2022, the compensation for our chief executive officer was 30x the compensation of our median employee

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RECENT
HIGHLIGHTS

Key Performance Indicators

		FY22	FY21	Growth (YOY)
EPS	GAAP-based	$0.47	$1.51
	Distributable[1]	$2.08	$1.88	+11%
NII	GAAP-based	$45m	$11m
	Distributable[1]	$180m	$134m	+34%
Portfolio Yield[1]		7.5%	7.5%
Portfolio[2]		$4.3b	$3.6b	+19%
Managed Assets[1]		$9.8b	$8.8b
Distributable ROE[3]		11.4%	11.2%
Pipeline		>$4.5b	>$4b
Transactions Closed		$1.8b	$1.7b

Affirmed Current Guidance through 2024

(1)	See Item 7 to our Form 10-K, filed on February 21, 2023 with the SEC, for an explanation of Distributable Earnings, Distributable Net Investment Income, Portfolio Yield and Managed Assets, including reconciliations to the relevant GAAP measures, where applicable.
(2)	GAAP-based.
(3)	Distributable ROE is calculated using Distributable Earnings for the period and the average of the quarterly ending equity balances for the period.
(4)	CarbonCount is a scoring tool that evaluates investments in U.S.-based energy efficiency and renewable energy projects to estimate the expected CO2 emission reduction per $1,000 of investment.
(5)	WaterCount is a scoring tool that evaluates investments in U.S.-based projects to estimate the expected water consumption reduction per $1,000 of investment.
(6)	Relative to the 2020 baseline.

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GROWTH
HIGHLIGHTS

(1)	See Item 7 to our Form 10-K, filed on February 21, 2023 with the SEC, for an explanation of Distributable Earnings, Distributable Net Investment Income, Portfolio Yield and Managed Assets, including reconciliations to the relevant GAAP measures, where applicable.
(2)	Excludes incremental interest expense related to debt prepayments.

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2023

This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), for use at the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”) to be held via a live webcast at www.virtualshareholdermeeting.com/HASI2023 (password: enter your 16-digit control number) on June 7, 2023, at 9:30 am, Eastern time, or at any postponements or adjournments thereof.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently comprised of eleven directors: Jeffrey W. Eckel, Jeffrey A. Lipson, Lizabeth A. Ardisana, Clarence D. Armbrister, Teresa M. Brenner, Michael T. Eckhart, Nancy C. Floyd, Charles M. O’Neil, Richard J. Osborne, Steven G. Osgood and Kimberly A. Reed (the “director nominees”). In accordance with our charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each director except Mses. Ardisana and Reed and Mr. Lipson was elected at the 2022 Annual Meeting to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal. In accordance with the Charter and Bylaws, in October 2022, the size of our Board was increased from eight to nine and Ms. Ardisana was appointed to fill the resulting vacancy. In March 2023, the size of our Board was increased from nine to eleven and Mr. Lipson and Ms. Reed were appointed to fill the resulting vacancies. Each of the newly appointed directors was appointed to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until his or her earlier resignation, death or removal. See “—Identification of Director Candidates” and “—Vacancies.”

Upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee of our board of directors (the “NGCR Committee”), our board of directors has nominated our current directors to stand for election as directors at the Annual Meeting based on the qualifications and experience described in the biographical information below. The procedures and considerations of the NGCR Committee in recommending qualified director nominees are described below under “—Identification of Director Candidates.” Each director nominee’s term will run until the next annual meeting of stockholders following the Annual Meeting and until their respective successors are duly elected and qualify.

It is intended that the shares of our common stock, par value $0.01 per Share (the “Common Stock”) represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of each of the director nominees listed in this Proxy statement unless otherwise instructed. See “—Voting on Director Nominees” below for more information.

Our board of directors recommends a vote FOR the election of each of the director nominees.

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INFORMATION ABOUT THE DIRECTOR NOMINEES1

JEFFREY W. ECKEL
Age 64 Executive Chair – Board of Directors since 2023	Mr. Eckel has served as executive chair from March 2023. Mr. Eckel served as chief executive officer, president and chair from 2013 through February 2023, and was with the predecessor of our company as president and chief executive officer since 2000 and prior to that from 1985 to 1989 as a senior vice president. Mr. Eckel serves on the board of trustees of The Nature Conservancy of Maryland and DC. Mr. Eckel was appointed by the governor of Maryland to the board of the Maryland Clean Energy Center in 2011 where Mr. Eckel served until 2016 while also serving as its chairman from 2012 to 2014. Mr. Eckel has over 35 years of experience in financing, owning and operating infrastructure and energy assets. Mr. Eckel received a Bachelor of Arts degree from Miami University in 1980 and a Master of Public Administration degree from Syracuse University, Maxwell School of Citizenship and Public Affairs, in 1981. He holds Series 24, 63 and 79 securities licenses. We believe Mr. Eckel’s extensive experience in managing companies operating in the energy sector and expertise in energy investments make him qualified to serve as executive chair.

JEFFREY A. LIPSON
Age 55 Director since 2023 Chief Executive Officer and President	Mr. Lipson has served as chief executive officer and president from March 2023. He served as executive vice president and our chief operating officer from 2021 to February 2023, and as our chief financial officer from 2019 to February 2023. Previously, Mr. Lipson was president and chief executive officer and director of Congressional Bancshares and its subsidiary Congressional Bank (now Forbright Bank). Mr. Lipson has also been a senior vice president and the treasurer of CapitalSource Inc. and its subsidiary CapitalSource Bank and a senior vice president, Corporate Treasury, at Bank of America and its predecessor FleetBoston Financial. Mr. Lipson received a Bachelor of Science degree in Economics from Pennsylvania State University in 1989 and a Masters in Business Administration in Finance from New York University’s Leonard N. Stern School of Business in 1993. Mr. Lipson serves on the board of directors of the Jewish Council for the Aging of Greater Washington. We believe Mr. Lipson’s significant prior experience as a chief executive officer and his extensive financial expertise make him qualified to serve as president and chief executive officer and as a member of our board of directors.

TERESA M. BRENNER
Age 59 Independent Director since 2016 Lead Independent Director since 2019 Committee: • NGCR Committee (Chair) • Compensation Committee	Ms. Brenner retired from Bank of America Corporation in 2012, where she served in a variety of roles for approximately 20 years, including most recently as a managing director and associate general counsel. Ms. Brenner served on the board of directors of Residential Capital, LLC from March 2013 to December 2013 during its restructuring and through the confirmation of its bankruptcy proceeding. Ms. Brenner is a member of the National Association of Corporate Directors, the Society of Corporate Governance, and the American Corporate Counsel Association, and is a member in good standing of the North Carolina State Bar. Ms. Brenner has also held a variety of philanthropic and civic roles, including serving as president of Temple Israel and chairperson of Right Moves for Youth. Ms. Brenner received a Bachelor of Arts degree magna cum laude and with honors in history from Alma College in 1984 where she was inducted into Phi Beta Kappa and a Juris Doctorate cum laude from Wake Forest University School of Law in 1987 where she was a Carswell Scholar and an editor of its Law Review. We believe Ms. Brenner’s extensive experience in corporate governance and corporate strategy, law and compliance, and finance and capital markets gives her valuable insight and enables her to make significant contributions as a member of our board of directors.

(1)	Furnished as of April 12, 2023.

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LIZABETH A. ARDISANA
Age 72 Independent Director since 2022 Committee: • Audit Committee • Compensation Committee	Ms. Ardisana is chief executive officer and the principal owner of ASG Renaissance LLC, which she founded in 1987. ASG Renaissance is a technical and communication services firm with more than three decades of experience providing services to a wide range of clients in the automotive, environmental, defense, construction, healthcare, banking and education sectors. She is also chief executive officer of Performance Driven Workforce LLC, a scheduling and staffing firm that was founded in 2015 and has since expanded into five states. Prior to founding ASG Renaissance LLC, Ms. Ardisana worked at Ford Motor Company for 14 years, holding various management positions in vehicle development, product planning and marketing. As a Hispanic and female business owner, Ms. Ardisana is an active business and civic leader in Michigan. She has served on the boards of publicly held Clean Energy Fuels Corp. (Nasdaq: CLNE) since 2019 and Huntington Bancshares Inc. (Nasdaq: HBAN) since 2016. She also serves on the board of the privately held U.S. Sugar Corporation. She was a member of the board of Citizens Republic Bancorp, Inc. from 2004 to 2013, and a member of the board of FirstMerit Corporation from 2013 to 2016. She has held numerous leadership positions in a variety of nonprofit organizations, including The Skillman Foundation, Charles Stewart Mott Foundation, Kettering University, Metropolitan Affairs Coalition, Focus: HOPE, and NextEnergy. Ms. Ardisana was appointed by the governor of Michigan to the executive board of the Michigan Economic Development Corporation and chairs its finance committee. She is the vice chair of the board of Wayne Health, where she serves on the audit committee and compensation committee. Ms. Ardisana holds a Bachelor of Science degree in mathematics and computer science from the University of Texas, a Master of Science degree in mechanical engineering from the University of Michigan, and a Master of Business Administration degree from the University of Detroit. We believe Ms. Ardisana’s significant experience and relationships in the automotive and environmental industries, as well as skills acquired through serving as a chief executive officer and as a member of multiple public and private company boards give her valuable insights and enable her to make significant contributions as a member of the Board.

CLARENCE D. ARMBRISTER
Age 65 Independent Director since 2021 Committee: • Finance and Risk Committee • NGCR Committee	Mr. Armbrister has served as president of Johnson C. Smith University since January 1, 2018. Previously, Mr. Armbrister served as president of Girard College from 2012 to 2017. Mr. Armbrister has served as chair of the audit committee and a member of the compensation committee of Health Partners Plans Inc. since 2016. From 2008 to 2011, Mr. Armbrister served as chief of staff to the former Mayor of Philadelphia, Michael A. Nutter. Mr. Armbrister also served as senior vice president for administration and subsequently executive vice president and chief operating officer of Temple University from 2003 to 2007. Prior to that Mr. Armbrister served as vice president and director in the Municipal Securities Group and in other positions at PaineWebber & Co. (subsequently UBS PaineWebber Incorporated) from 1999 to 2003 and also served as an adjunct faculty member of the Beasley School of Law at Temple University from 1997 to 1998. From 1996 to 1998, Mr. Armbrister served as managing director of the Philadelphia School District and prior to that, in 1994, he was appointed Philadelphia City treasurer. From 1982 to 1994, Mr. Armbrister was an associate and then partner at Saul, Ewing, Remick & Saul (currently known as Saul Ewing Arnstein & Lehr LLP). Mr. Armbrister also serves on the boards of various organizations, including the board of directors for Health Partners Plan, the board of trustees of Devereux Advanced Behavioral Health and the board of Charlotte Regional Business Alliance. Mr. Armbrister is also a former member of the board of directors of the National Adoption Center and the Community College of Philadelphia’s board of trustees. Mr. Armbrister received a Bachelor of Arts degree in Political Science and Economics from the University of Pennsylvania in 1979 and a Juris Doctor degree from the University of Michigan Law School in 1982. We believe Mr. Armbrister’s over 35 years of experience in education, law, government and finance gives him valuable insight and enables him to make significant contributions as a member of our board of directors.

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MICHAEL T. ECKHART
Age 74 Independent Director since 2019 Committee: • Finance and Risk Committee • NGCR Committee	Mr. Eckhart has served as a clinical professor of sustainable finance at the University of Maryland School of Public Policy since 2020, and also as an adjunct professor at Columbia University’s Graduate School of International and Policy Affairs, teaching Environmental Finance since 2016. In 2019, Mr. Eckhart retired as managing director and global head of Environmental Finance from Citigroup, Inc., where he led Citigroup Inc.’s work in establishing the Green Bond Principles. Prior to joining Citigroup in 2011, Mr. Eckhart was the founding president of the American Council on Renewable Energy, a Washington DC-based 501(c)(3) non-profit organization that unites finance, policy and technology to accelerate the transition to a renewable energy economy. He previously led the SolarBank Initiative in Europe, India and South Africa, and worked in power generation and advanced technology with United Power Systems, Aretê Ventures, General Electric Company and Booz, Allen & Hamilton. Prior to that, he also served in the U.S. Navy Submarine Service. He has received several awards including Renewable Energy Man of the Year of India, the Skoll Award for Social Entrepreneurship, and the International Solar Energy Society’s Global Policy Leadership Award. He is vice chairman of the Oyster Recovery Partnership in Maryland and a director of the International Solar Energy Society headquartered in Frieberg Germany. He received a Bachelor of Science degree in Electrical & Electronic Engineering from Purdue University and a Master in Business Administration from Harvard Business School. We believe Mr. Eckhart’s extensive experience in renewable energy and finance makes him qualified to serve as a member of our board of directors.

NANCY C. FLOYD
Age 68 Independent Director since 2021 Committee: • Audit Committee • Finance and Risk Committee	Ms. Floyd served as a managing director of Nth Power LLC, a venture capital firm she founded that specialized in clean energy technology, from 1993 to 2022. From 1989 to 1993, Ms. Floyd joined and started the technology practice for the utility consulting firm, Barakat and Chamberlain. From 1985 to 1988, Ms. Floyd was on the founding team and worked at PacTel Spectrum Services, a provider of network management services that was sold to IBM. In 1982, Ms. Floyd founded and served as chief executive officer of NFC Energy Corporation, one of the first wind development companies in the United States, which she successfully sold. From 1977 to 1980, Ms. Floyd served as director of special projects of Vermont Public Service Board (currently known as Vermont Public Utility Commission). Ms. Floyd has also served on the boards of 14 private, high growth, clean tech companies and was chair of the board for 4 of them. Since 2020, Ms. Floyd has been a board member, chair of the audit committee and member of the compensation committee and nominating and corporate governance committee of Beam Global (Nasdaq: BEEM, BEEMW). She also served as a member of the board and chair of the audit committee of AltaGas Services and AltaGas Power Holdings (U.S.) Inc. (TSX: ALA) from 2018 to 2019, and board member of WGL Holdings, Inc. and Washington Gas (NYSE: WGL) from 2011 to 2018, where she sat on the audit committee and governance committee. Also, Ms. Floyd has served as fund advisor to Activate Capital from 2018 to 2021 and on the investment committee for The Christensen Fund from 2017 to 2021. Ms. Floyd received a Bachelor of Arts degree in Government from Franklin & Marshall College in 1976 and a Master of Arts degree in Political Science from Rutgers University in 1977. We believe Ms. Floyd’s extensive experience in clean energy technology and utilities makes her qualified to serve as a member of our board of directors.

CHARLES M. O’NEIL
Age 70 Independent Director since 2013 Committee: • Finance and Risk Committee (Chair) • NGCR Committee	Mr. O’Neil retired from ING Capital, LLC, at the end of 2015, where he served in a variety of executive and management roles for over 20 years, including as president, chief executive officer and chairman of the board of ING Capital, LLC and head of Structured Finance, Americas, the largest operating unit of ING Capital. Mr. O’Neil received a Bachelor of Science degree in Finance from The Pennsylvania State University in 1974 and a Master in Business Administration degree in International Finance from Fordham University in 1978. We believe Mr. O’Neil’s experience of over 35 years in structured and project finance focusing on energy related projects, combined with his senior management role with a large international bank’s wholesale banking activities in the Americas, makes him qualified to serve as a member of our board of directors.

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RICHARD J. OSBORNE
Age 72 Independent Director since 2013 Committee: • Compensation Committee (Chair) • Audit Committee	Mr. Osborne retired from Duke Energy Corporation in 2006, having served in a variety of executive roles including chief financial officer, chief risk officer, treasurer and group vice president for Public & Regulatory Affairs during his 31 years with the organization. Mr. Osborne also served as a director of Duke Energy Field Services, a joint venture between Duke Energy Corporation and ConocoPhillips, and as a director of TEPPCO Partners, LP, a master limited partnership managing mid-stream energy assets. He also chaired the Finance Divisions of the Southeastern Electric Exchange and Edison Electric Institute, and was a founding board member of the Committee of Chief Risk Officers. Subsequent to leaving Duke Energy, Mr. Osborne executed consulting assignments for clients in, or serving, the energy industry. Mr. Osborne presently serves on the boards of Chautauqua Institution and the Penland School of Craft. Mr. Osborne received a Bachelor of Arts degree in History and Economics from Tufts University in 1973 and a Master of Business Administration from the University of North Carolina at Chapel Hill in 1975. We believe that Mr. Osborne’s over 35 years of experience in energy sector finance makes him qualified to serve as a member of our board of directors.

STEVEN G. OSGOOD
Age 66 Independent Director since 2015 Committee: • Audit Committee (Chair) • Compensation Committee	Mr. Osgood has served as the chief executive officer of Square Foot Companies, LLC, a Cleveland, Ohio based private real estate company focused on self-storage and single-tenant properties since 2008. Mr. Osgood is also a trustee for National Storage Affiliates Trust, a real estate investment trust (“REIT”) focused on the ownership of self-storage properties, since its public offering in April 2015. Mr. Osgood serves as chair of the finance committee for the company and on its audit committee. Prior to his current position, Mr. Osgood served as president and chief financial officer of U-Store-It Trust (now named CubeSmart), a self-storage REIT from the company’s initial public offering in 2004 to 2006. He also served as chief financial officer of several other REITs. Mr. Osgood is a former Certified Public Accountant. He graduated from Miami University with a Bachelor of Science degree in 1978 and graduated from the University of San Diego with a Masters in Business Administration in 1987. We believe that Mr. Osgood’s REIT experience and over 20 years of experience in corporate finance make him qualified to serve as a member of our board of directors.

KIMBERLY A. REED
Age 52 Independent Director since 2023 Committee: • Audit Committee • Finance and Risk Committee	Ms. Reed has served as an external director of Takeda Pharmaceutical Company Limited since June 2022, an independent director of Momentus Inc. since August 2021, and a distinguished fellow at the Council on Competitiveness since February 2021. From May 2019 to January 2021— after being confirmed by the U.S. Senate on a strong bipartisan basis — Ms. Reed served as the first woman chairman of the board of directors, president and chief executive officer of the Export-Import Bank of the United States (EXIM), the nation’s official $135 billion export credit agency, where she worked to help U.S. companies succeed in the competitive global marketplace. She previously served as president of the International Food Information Council Foundation where she focused on agriculture, nutrition, health, and sustainability issues; senior advisor to U.S. Treasury Secretaries Henry Paulson and John Snow; chief executive officers of the Community Development Financial Institutions Fund (CDFI Fund); and counsel to three committees of the U.S. Congress where she conducted oversight and investigations. Ms. Reed also currently serves on the American Swiss Foundation board of directors, Hudson Institute’s Alexander Hamilton Commission on Securing America’s National Security Innovation Base, Krach Institute for Tech Diplomacy at Purdue Advisory Council and Indiana University School of Public Health-Bloomington Dean’s Alliance. Recognized as one of the “100 Women Leaders in STEM,” she received the U.S. Department of Defense’s highest civilian award — the Medal for Distinguished Public Service — and is a Council on Foreign Relations life member and a National Association of Corporate Directors (NACD) Certified Director. She holds a Juris Doctor degree from West Virginia University College of Law and a Bachelor of Science in biology and Bachelor of Arts in government from West Virginia Wesleyan College. We believe Ms. Reed’s experience in government and international finance, as well as her service on U.S. and non-U.S. public company boards, make her qualified to serve as a member of our board of directors.

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SKILLS, EXPERTISE AND ATTRIBUTES

The NGCR Committee and our board of directors consider a broad range of factors when selecting nominees. We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. We believe that, as a group, the director nominees bring a diverse range of perspectives that contribute to the effectiveness of our board of directors as a whole.

The table below represents some of the key skills and attributes that our board of directors has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, and the number of director nominees that have that skill or attribute. This director skills matrix is not intended to be an exhaustive list of each of our director nominees’ skills and attributes or contributions to our board of directors.

SKILLS & EXPERTISE
Experience	Eckel	Brenner	Ardisana	Armbrister	Eckhart	Floyd	Lipson	O’Neil	Osborne	Osgood	Reed
Risk Management
Capital Markets
CPA or Financial
Power / Utility / Natural Resources Industries
Financial Services
Strategic Planning
Technology
CEO/Senior Leadership Experience
Mergers & Acquisitions
Corporate Governance
Human Capital Management
Commercial Lending

BACKGROUND
Years on Board	10	7	0	2	4	2	0	10	10	8	0
Age	64	59	72	65	74	68	55	70	72	66	52
Gender Identification	M	F	F	M	M	F	M	M	M	M	F
African American / Black
Asian / South Asian
White / Caucasian
Hispanic / Latino
Indigenous
LGBTQ+
Veteran
Disabled

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IDENTIFICATION OF DIRECTOR CANDIDATES

In accordance with Corporate Governance Guidelines (the “Guidelines”) and its written charter, the NGCR Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the NGCR Committee.

As noted above, we seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The NGCR Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment, be committed to representing the long-term interests of the Company and our stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The NGCR Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, taking into consideration personal factors and professional characteristics of each potential candidate, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders and other stakeholders.

The NGCR Committee evaluates the skill sets required for service on our board of directors and has developed a list of potential director candidates. If it is determined there is the need for additional or replacement board members, the NGCR Committee will assess potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the NGCR Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The NGCR Committee may seek input on director candidates from other directors. The NGCR Committee does not solicit director nominations, but it may consider recommendations by stockholders using the same criteria that it uses to evaluate other nominees. The NGCR Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. The NGCR Committee will have sole authority to approve any fees or terms of retention relating to these services.

Our stockholders of record who comply with the advanced notice procedures set forth in our current Bylaws and outlined under the “Submission of Stockholder Proposals” section of this proxy statement may nominate candidates for election as directors. See “Submission of Stockholder Proposals” for information regarding providing timely notice of stockholder proposals under our Bylaws and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

MAJORITY VOTE POLICY

The Guidelines provide for a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The NGCR Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the NGCR Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to the Company, the composition of our board of directors, and such other information and factors as members of the NGCR Committee shall determine are relevant. Our board of directors will act on the NGCR Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the NGCR Committee’s consideration or board action regarding whether to accept such tendered resignation.

We will promptly disclose our board of director’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.

VACANCIES

In accordance with our Charter and Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of our board of directors, may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

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VOTING ON DIRECTOR NOMINEES

A plurality of all the votes cast on the proposal at the Annual Meeting at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR each director nominee unless otherwise instructed. Because directors are elected by a plurality of the votes cast in the election of directors, and no additional nominations may be properly presented at the Annual Meeting, ‘withhold’ votes will have no effect on the election of directors. Abstentions and broker non-votes are not votes and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If the candidacy of any director nominee should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

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BOARD AND CORPORATE GOVERNANCE STRUCTURE

CORPORATE GOVERNANCE PHILOSOPHY

Our corporate governance philosophy is based on maintaining a close alignment of our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

Our Board of Directors	Our Policies	Our Charter and Bylaws	Our Shareholder Engagement

•   We separated the roles of chair and chief executive officer.

•   We have a majority vote policy for the election of directors.

•   Our board of directors is not staggered.

•   Nine of our eleven current directors are independent.

•   We have a Lead Independent Director.

•   Three directors qualify as an “audit committee financial experts” as defined by the SEC.

•   Four directors, including our Lead Independent Director, are women, constituting 36% of our board of directors.

•   Women and racially diverse directors constitute a majority of our nine independent directors.

•   We have established a target retirement age of 75 for our directors.

•   Our NGCR Committee oversees and directs our environmental, social and governance (“ESG”) strategies, activities, policies and communications.

•   Our board members and NEOs are required to maintain certain levels of stock ownership in our company ranging between three and six times their base salary or retainer, depending on position.

•   Our Statement of Corporate Policy Regarding Equity Transactions prohibits our directors and officers from hedging our equity securities, holding such securities in a margin account or pledging such securities as collateral for a loan.

•   Our Clawback Policy provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by us with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations).

•   We have opted out of the control share acquisition statute in the Maryland General Corporation Law (the “MGCL”).

•   We have exempted from the business combination statute in the MGCL transactions that are approved by our board of directors (including a majority of our directors who are not affiliates or associates of the acquiring person).

•   We do not have a stockholder rights plan (i.e., no poison pill).

•   Our stockholders have the concurrent right to amend our Bylaws.

• We have an active stockholder outreach program, including annually providing our stockholders the opportunity to vote on an advisory basis on the compensation of NEOs.

In order to foster the highest standards of ethics and conduct in all business relationships, we have adopted a Code of Business Conduct and Ethics policy (the “Code of Conduct”). This policy, which covers a wide range of business practices and procedures, applies to our officers, directors, employees, agents, representatives, and consultants. In addition, our whistleblowing policy (the “Whistleblower Policy”) sets forth procedures by which any Covered Persons (as defined in the Whistleblower Policy) may report, on a confidential basis, concerns relating to any questionable or unethical accounting, internal accounting controls or auditing matters, as well as any potential Code of Conduct or ethics violations. We review these policies on a periodic basis with our employees.

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OUR BOARD OF DIRECTORS

Our board of directors is responsible for overseeing our affairs and it conducts its business through meetings and actions taken by written consent in lieu of meetings. Pursuant to our Charter and Bylaws and the MGCL, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations, which are managed by our senior management team. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our president and chief executive officer and other executive officers and other employees of the Company.

Our board of directors intends to hold at least four regularly scheduled meetings per year, generally one per calendar quarter, and additional special meetings as necessary.

Board of Directors Leadership Structure

Our board of directors has the flexibility to decide when the positions of chair and chief executive officer should be held by one person or separated, and whether an executive or an independent director should be chair. This allows our board of directors to choose the leadership structure that it believes will best serve the interests of our stockholders at any particular time. Currently, Mr. Eckel serves as the executive chair and Mr. Lipson serves as our chief executive officer. In addition, our board of directors has an active Lead Independent Director, Teresa M. Brenner. Our board of directors believes that this leadership structure is best for the Company and its stockholders at this time.

Our board of directors considered the actual board relationships and determined that there is actual and effective independent oversight of management by our supermajority independent board led by Ms. Brenner in her capacity as our Lead Independent Director. Ms. Brenner has served as our Lead Independent Director since 2019. Our board of directors believes that this board leadership structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

ROLE OF THE LEAD INDEPENDENT DIRECTOR
TERESA M. BRENNER

•   Collaborate with the executive chair, chief executive officer and secretary to schedule meetings of our board of directors and to set meeting agenda

•   Ensure that matters of concern or interest to the independent directors are appropriately scheduled for discussion at board of directors meetings

•   Chair meetings in the absence of the executive chair

•   Organize and preside over meetings and executive sessions of the independent directors

•   Serve as the principal liaison between the independent directors and the executive chair or chief executive officer on matters where either person may be conflicted

•   Together with the full board of directors, evaluate the performances of the chief executive officer and executive chair and meet with each of the chief executive officer and executive chair to discuss such evaluations

•   Authorize the retention of outside advisors and consultants who report directly to our board of directors

•   Meet regularly with the executive chair as well as each director

•   Along with management, periodically meet with institutional and other investors

Director Independence, Executive Sessions and Independent Oversight

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the MGCL, our board of directors has adopted certain independence standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.hasi.com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that nine of our eleven current directors—Lizabeth Ardisana, Clarence Armbrister, Teresa Brenner, Michael Eckhart, Nancy Floyd, Charles O’Neil, Richard Osborne, Steven Osgood and Kimberly Reed—qualify as independent directors under the NYSE listing standards and the Independence Standards. There is no familial relationship, as defined under the SEC regulations, among any of our directors or executive officers.

The independent directors serving on our board of directors meet in executive sessions at least four times per year at regularly scheduled meetings of our board of directors and are active in the oversight of the Company. These executive sessions of our board of directors are presided over by our Lead Independent Director, Ms. Brenner. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of executive officers and the selection and evaluation of directors. Each independent director has the ability to add items to the agenda of our board of directors meetings or raise subjects for discussion that are not on the agenda for that meeting.

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Committees

Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee and the Finance and Risk Committee. Our committees are comprised solely of independent directors.

Audit Committee Current Members Steven G. Osgood (Chair) Lizabeth A. Ardisana Nancy C. Floyd Richard J. Osborne Kimberly A. Reed

Primary Responsibilities

•   Engaging our independent registered public accounting firm.

•   Reviewing with the independent registered public accounting firm the plans and results of the audit engagement.

•   Approving professional services provided by the independent registered public accounting firm.

•   Reviewing the independence of the independent registered public accounting firm.

•   Considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

•   Overseeing:

•   our and our subsidiaries’ corporate accounting and reporting practices,

•   the quality and integrity of our consolidated financial statements,

•   our compliance with applicable legal and regulatory requirements,

•   the performance, qualifications and independence of our external auditors,

•

the staffing, scope of work, performance, budget, responsibilities and qualifications of our internal audit function, including the engagement of outside advisors to assist our internal audit function.

•

Reviewing our policies with respect to risk assessment and risk management, which responsibility is shared with the Finance and Risk Committee.

•

Reviewing with management and external auditors our unaudited interim and audited annual financial statements as well as approving the filing of our financial statements

•

Meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers any disclosures related to any significant deficiencies or material weaknesses in the design or operation of internal controls.

•

Periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements.

The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.

Independence

Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the Independence Standards and the written charter of the Audit Committee.

Financial Expertise and Literacy

Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience, that Mr. Osgood, Ms. Floyd and Mr. Osborne each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and each has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.

Report

The Audit Committee Report is set forth beginning on page 44 of this proxy statement.

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Compensation Committee Current Members Richard J. Osborne (Chair) Lizabeth A. Ardisana Teresa M. Brenner Steven G. Osgood

Primary Responsibilities

•

Overseeing the approval, administration and evaluation of our compensation plans, policies and programs.

•

Reviewing the compensation of our directors and executive officers.

•

Overseeing regulatory compliance with respect to compensation matters.

•

Reviewing and approving and, when appropriate, recommending to our board of directors for approval, any employment agreements and any severance arrangements or plans for our executive officers.

•

Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any compensation consultant, legal counsel or other advisors.

The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com. In April 2022, our board of directors amended the Compensation Committee charter to make the Compensation Committee primarily responsible for administering the 2022 plan and for making grants under the plan.

Independence

Our board of directors has determined that each of the members of the Compensation Committee is independent as required by the NYSE listing standards, SEC rules, the Guidelines, the Independence Standards and the written charter of the Compensation Committee.

Compensation Consultant

Since 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to assist the Compensation Committee on the setting of certain annual bonus targets for our NEOs. In July 2019, the Compensation Committee also engaged Pay Governance to provide analysis and recommendations regarding (1) base salaries, annual bonuses and long-term incentive compensation for our executive management team, and (2) the director compensation program for non-employee members of our board of directors. Pay Governance was also engaged in March 2021 to evaluate the benefits of adopting a Diversity, Equity, Inclusion, Justice and Anti-Racism (“DEIJA”) policy as well as proposing various performance standards related to the promotion of such policy as it relates to the composition of the members of our board of directors and leadership team against which annual CEO compensation would be evaluated by our board of directors. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has determined that Pay Governance is independent pursuant to the Company’s Compensation Committee charter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised solely of independent directors. No member of the compensation committee is a current or former officer or employee of ours or any of our subsidiaries. Other than Mr. Eckel and Mr. Lipson’s service both as executive officers and as members of our board of directors, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Report

The Compensation Committee Report is set forth beginning on page 57 of this Proxy Statement.

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NGCR Committee Current Members Teresa M. Brenner (Chair) Clarence D. Armbrister Michael T. Eckhart Charles M. O’Neil

Primary Responsibilities

•

Reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership.

•

Seeking, considering and recommending to our board qualified candidates for election as directors and approving and recommending to the full board of directors the election of each of our officers and, if necessary, a lead independent director.

•

Reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends nominees for each committee of our board of directors.

•

Reviewing the Company’s strategies, activities, policies, and communications regarding sustainability and other ESG related matters, including our CarbonCount® score, and making recommendations to our board of directors with respect thereto.

•

Annually facilitating the assessment of our board of directors performance as a whole and that of the individual directors and reports thereon to our board of directors

The specific responsibilities of the NGCR Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.

Independence

Our board of directors has determined that each of the members of the NGCR Committee is independent as required by the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the NGCR Committee.

Finance and Risk Committee Current Members Charles M. O’Neil (Chair) Clarence D. Armbrister Michael T. Eckhart Nancy C. Floyd Kimberly A. Reed

Primary Responsibilities

•

Assessing, monitoring and overseeing matters relating to the Company’s financings.

•

Discussing and reviewing policies and guidelines with respect to our risk assessment and risk management for various risks, including, but not limited to, our interest rate, counter party, credit, capital availability, refinancing and certain environmental risks.

•

Reviewing and assessing the adequacy of our insurance coverage.

•

Reviewing and assessing the adequacy of our cybersecurity policies and programs.

The specific responsibilities of the Finance and Risk Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.

Independence

Our board of directors has determined that all of the members of the Finance and Risk Committee are independent under the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Finance and Risk Committee.

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ESG OVERSIGHT

We recognize the importance of understanding, evaluating, and monitoring ESG-related opportunities and risks as part of our vision and strategy. The NGCR Committee is responsible for periodically reviewing our strategies, activities, and policies including our Sustainability Investment Policy, Environmental Policies, and Human Rights and Human Capital Management Policies.

HASI Board of Directors

NGCR Committee

President and CEO

ESG Leadership Team

HASI Foundation Leadership Team	—	ESG Reporting Frameworks Committee	—	Diversity, Equity, Inclusion, Justice, and Anti-Racism (DEIJA) Working Group

ROLE	RESPONSIBILITIES
Board of Directors	Formal adoption of ESG strategy and policies and oversight of implementation
NGCR Committee	Recommendation of new ESG policies and oversight of implementation
President and CEO	Prioritization and oversight of staff and company resources dedicated to the implementation of ESG initiatives
ESG Leadership Team	Reports to the Executive Chair, CEO and Nominating, Governance, and Corporate Responsibility Committee and is responsible for informing strategy, setting performance milestones, and designating responsibilities
Strategic Initiatives and ESG	Development of ESG strategy, execution of initiatives, and integration of engagement with ESG rating agencies, ESG-focused investors, and other stakeholders
Accounting	Tracking, verifying, and reporting ESG (including PCAF-aligned emissions metrics) metrics in public financial filings
Legal	Review of ESG disclosures and ensuring validation of adherence to ESG policies
Human Resources	Development and implementation DEIJA principles in employee recruitment, retention, promotion, and engagement initiatives
HASI Foundation Leadership Team	Development and implementation of corporate philanthropic strategy
Working Group	Development and implementation of DEIJA initiatives
ESG Reporting Frameworks Committee	Assessment of how climate change-related risks and opportunities impact investments
Capital Markets	Execution of green and CarbonCount-based debt issuances
Investor Relations	Collection of investor feedback on ESG performance and initiatives
Investments	CarbonCount assessments and monitoring of climate investment risks and opportunities
Communications	Fostering and maintaining authentic and strategic stakeholder relationships in support of ESG strategy
Portfolio Management	Assessment of portfolio exposure to climate risks and opportunities

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For Your Reference

For additional information on our ESG strategy, policies,
and initiatives (including the below documents), please visit investors.hasi.com and hasi.com/ESG.

•  Annual Report

•  Proxy Statement

•  Sustainability Investment Policy

•  Environmental Policies

•  Human Rights Statement

•  Human Capital Management Policies

•  Code of Business Conduct and Ethics

•  Business Partner Code of Conduct

•  Environmental Metrics

•  Sustainability Report Card

Risk Oversight

In connection with their oversight of risk to our business, our board of directors considers feedback from management concerning the risks related to our business, operations and strategies. The Finance and Risk Committee of our board of directors has the responsibility to discuss and review policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital availability, our refinancing risks, and our cybersecurity risk. The Audit Committee also consults with the Finance and Risk Committee on certain of these matters. Management regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable REIT and Investment Company Act of 1940, as amended, rules. Members of our board of directors routinely meet with management in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

Cybersecurity

We recognize how critical cybersecurity and cyber resilience are to the well-being of our organization, our business stakeholders, and the information we rely on to profitably operate. The proliferation of global cyber risks continually transforms the cyber risk landscape, which requires our cybersecurity and training programs to constantly adapt and evolve, under the strategic direction of the Finance and Risk Committee.

Identifying and addressing these cyber threats while upholding our principles of governance, internal controls, and transparency is a priority for our cybersecurity program. The Finance and Risk Committee and management collectively provide oversight of our information technology and cybersecurity program, which is led by our chief technology officer and supported by a skilled and high performing team of technology professionals.

Our focused cyber and information security strategy incorporates components of the National Institute of Standards and Technology Cybersecurity Common Standards Framework, certain Center for Internet Security benchmarks, as well as Information Technology Library components to suit our organization’s unique cybersecurity needs. Our deliberately limited disclosure of specific framework alignments is meant to minimize risks to our IT security.

Our IT infrastructure deploys a best-in-class technology stack supported by proven vendors whose services address the range of risks identified by the Finance and Risk Committee and internal cybersecurity apparatus.

Annual Board of Directors and Committee Assessments

Our board of directors and each of its committees conducts an annual self-assessment process, implemented and overseen by our NGCR Committee in order to review the effectiveness of our board of directors and its committees. The formal self-evaluation may be in the form of written or oral questionnaires and may be administered by board members and/or by third parties, as determined appropriate by our NGCR Committee for the related performance cycle. Director feedback is solicited at both the board and committee levels. The results of our board of directors and committee self-assessments are compiled and presented to our board of directors, and items identified in the self-assessments requiring follow-up are monitored on an ongoing basis by our board of directors and by management. In addition to the formal annual board and committee evaluation process, our Lead Independent Director speaks with each board member at least quarterly, and receives input regarding board and committee practices and management oversight. Throughout the year, committee members also have the opportunity to provide input directly to committee chairs or to management.

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Director Attendance

The following table shows director attendance, either in person, telephonically or via videoconference, at meetings of our board of directors and of the committees of our board of directors for the period from January 1, 2022 through December 31, 2022:

	Number of Meetings	Attendance(1)
Board of Directors	11	98%
Audit Committee	12	95%
Compensation Committee	8	100%
Finance & Risk Committee	7	93%
NGCR Committee	7	100%
(1)	Ms. Ardisana joined our board of directors in October 2022. As a result, solely with respect to the attendance of Ms. Ardisana, this information reflects her attendance since their appointment to our board of directors. Further, as Mr. Lipson and Ms. Reed were appointed to our board of directors in March 2023, this information does not reflect their attendance at any 2022 board meetings.

All the directors then serving on our board of directors attended our 2022 virtual annual meeting of stockholders and all directors currently serving on our board of directors intend to attend our Annual Meeting. Our board of directors’ policy, as set forth in the Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

CORPORATE GOVERNANCE POLICIES AND REVIEW

Code of Business Conduct and Ethics

Our board of directors has adopted the Code of Conduct, which applies to our directors, executive officers, employees, agents, representatives, and consultants. The Code of Conduct was designed to assist in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable governmental, state and local laws, compliance with securities laws, the use and protection of company assets, data privacy, the protection of our confidential corporate information, dealings with the press and communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, health and safety, and conflicts of interest, including payments and gifts by third parties, outside financial interests that might be in conflict with our interests, access to our confidential records, corporate opportunities, and loans. The Code of Conduct is available for viewing on our website at www.hasi.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, Maryland 21401.

Corporate Governance Guidelines

Our board of directors has adopted the Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Guidelines are the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees. The Guidelines are available for viewing on our website at www.hasi.com. We will also provide the Guidelines, free of charge, to stockholders who request it. Requests should be directed to Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, Maryland 21401.

Whistleblower Policy

Our Whistleblower Policy sets forth procedures by which any Covered Persons (as defined in the Whistleblower Policy) may report, on a confidential basis, concerns relating to any questionable or unethical accounting, internal accounting controls or auditing matters, as well as any potential Code of Conduct or ethics violations. We maintain a confidential hotline for reporting potential violations. All reports will be taken seriously, we will fully investigate each allegation and, when appropriate, take appropriate action. Reports are sent solely to the chair of the Audit Committee, the chair of the NGCR Committee and the chief legal officer (unless such person is the subject of the applicable report). Since our IPO in 2013, we have never received any whistleblower reports.

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Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Corporate Governance Review

In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of the Company and our stockholders. In operating under these principles, our board of directors continuously reviews our corporate governance structure and considers whether any changes are necessary or desirable.

ACTIVE STOCKHOLDER OUTREACH

We believe that engaging with investors is fundamental to our commitment to good governance and essential to maintaining our industry-leading practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging business and governance trends.

In 2022, we held over 175 meetings with over 70 current investors, representing approximately 54% of our shares of Common Stock outstanding as of the end of the year.

Topics discussed include our investment criteria, interest rate and other risk management practices, political and regulatory matters and our focus on sustainability and strong governance practices, including with respect to allowing our stockholders to amend our Bylaws. These meetings were conducted in person, via teleconference, via videoconference or one-on-one at industry conferences. Our engagement activities take place throughout the year and we also conduct quarterly earnings calls where we try to answer many of the new questions that we receive during our investor outreach.

MANAGEMENT SUCCESSION PLANNING

Our board of directors recognizes that management succession planning is a fundamental and ongoing part of its responsibilities. Our NGCR Committee has utilized a framework relating to executive succession planning under which the NGCR Committee has defined specific criteria for, and responsibilities of, each of the executive officer roles of the Company. The NGCR Committee then focuses on the skill set needed to succeed in these roles both on a long-term and an emergency basis. Our Lead Independent Director also meets on this topic separately with our chief executive officer and facilitates additional discussions with our independent directors about executive succession planning throughout the year, including at executive sessions. Succession planning remains a priority for our NGCR Committee, which has worked with Mr. Eckel and Mr. Lipson to ensure an appropriate emergency succession protocol and to develop our long-term succession plan.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors has approved a process to enable communications with the independent members of our board of directors or the chair of any of the committees of our board of directors. Communications by email should be sent to legaldepartment@hasi.com. Communications by regular mail should be sent to the attention of Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at our office at 1 Park Place, Suite 200, Annapolis, MD 21401. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

In addition, any of our stockholders and any other person may make a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via regular mail addressed to the Audit Committee, 1 Park Place, Suite 200, Annapolis, MD 21401.

In addition, any of our stockholders and any other person may make a good faith report to the Lead Independent Director regarding any concerns via regular mail addressed to the Lead Independent Director, 1 Park Place, Suite 200, Annapolis, MD 21401.

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CLIMATE LEADERSHIP

We own and invest in a diversified portfolio of climate solutions projects focused on reducing or mitigating the impacts of climate change. Under the direction of our chief executive officer and our board of directors, we are focused on achieving a high level of environmental and social responsibility and strong corporate governance. The NGCR Committee is responsible for our ESG oversight, including related policies and communications. Additionally, we have a committee of employees from across our organization that is focused on implementing ESG strategies and policies and reports directly to our chief executive officer. Annually we publish a report that illustrates our progress on these matters.

Our business and business strategy are focused on addressing climate change, in part through the reduction of carbon emissions that have been scientifically linked to climate change. As described under “Investment Strategy”, we quantify the carbon impact of each of our investments. In addition, we operate our business in a manner intended to reduce our own environmental impact, including by purchasing carbon-free renewable energy for our office, encouraging recycling and composting, and offering clean transportation employee incentives for electric and hybrid vehicles. We have also adopted policies focused on minimizing the environmental impact of our operations.

Investment Strategy

Our vision is that every investment should improve our climate future, which is why we require that all prospective investments are neutral-to-negative on incremental carbon emissions or have some other tangible environmental benefit, such as reducing water consumption.

Based on decades of investment experience across multiple interest rate and business cycles, intermittent governmental support for reducing carbon emissions, and several “boom and bust” cycles of business expansions in clean energy markets, we have created a climate-positive investment thesis based on the following the tenets:

1)	More efficient technologies are more productive and thus should lead to higher economic returns.

2)	Lower portfolio risk is inherent in a portfolio of diverse investments, generated by trends of increasing decentralization and digitalization of energy assets, compared to a portfolio comprised solely of centralized utility-scale investments.

3)	Investing in assets aligned with scientific consensus and universal social values will reduce potential regulatory and social costs through better internalization of externalities.

4)	Assets that reduce carbon emissions represent an embedded option that may increase in value if regulations were to set a price on carbon emissions.

Our Impact

6.6 million	6.3 billion
Cumulative metric tons of carbon dioxide (CO2) avoided annually through our investments, the equivalent to eliminating emissions from over 1.4 million typical passenger vehicles	Cumulative gallons of water saved annually from our investments, the equivalent to eliminating the annual water consumption of nearly 138,000 U.S. homes every year

~400,000	~300,000	~2 million
Quality jobs created by our investments in 48 states	School children supported by our energy efficiency upgrades to educational facilities and transportation funded by our investments	Veterans served by hospitals and other facilities that received energy efficiency upgrades funded by our investments

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TCFD METRICS AND TARGETS

In assessing our operational and financial performance, we calculate the environmental profile of our business operations and infrastructure investments using a combination of well-established reporting protocols and proprietary tools for measuring carbon emissions and water savings.

(1)	CarbonCount is a scoring tool that evaluates investments in U.S.-based energy efficiency and renewable energy projects to estimate the expected CO2 emission reduction per $1,000 of investment.
(2)	WaterCount is a scoring tool that evaluates investments in U.S.-based projects to estimate the expected water consumption reduction per $1,000 of investment.
(3)	Expressed in metric tons (MT).
(4)	In addition to our internal review, Apex Companies, LLC was commissioned as an independent organization to verify our GHG emissions reporting as estimated in accordance with GHG measurement and reporting protocols of the World Resources Institute (WRI) / World Business Council for Sustainable Development Greenhouse Gas Protocol Corporate Accounting and Reporting Standard (Scope 1 and 2) and Corporate Value Chain Accounting and Reporting Standard (Scope 3).
(5)	Scope 3, Categories 1-14. See Science-Based Targets Initiative – Scope 3 Emissions Targets on page 29 of this Proxy Statement for additional reporting. Verification in progress.

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SCIENCE-BASED TARGETS INITIATIVE

In 2021, we submitted Scope 1 and 2 emissions reduction targets for verification by the Science-Based Targets Initiative (SBTi). SBTi defines and promotes best practices in emissions reductions and net-zero targets in line with the latest climate science to provide companies with independent assessment and target validation. Decarbonizing with science-based targets solidifies our GHG emissions reduction roadmap, another key step to combat climate change that competitively positions us as leaders in the broader transition to a net-zero economy.

GHG PROTOCOL	TARGET	STATUS (2022)
Scope 1	Commitment to reduce absolute emissions 100% by 2030 from a 2019 base year	0 MT CO2e
Scope 2 (market-based method)	Commitment to reduce absolute emissions 100% by 2030 from a 2019 base year	0 MT CO2e
Scope 3 Categories 1-14	Plan to set target for all Category 1-14 emissions by EOY23	311 MT CO2e
Category 15	Commitment to continue providing project finance in the power sector only for assets that result in avoided emissions and/or generate other environmental benefits (e.g., renewable electricity, energy storage, etc.) through 2030	42,604 MT CO2e
Plan to set additional target for all Category 15 financed emissions by EOY23

Scope 3 Emissions Targets

Once we have finalized the quantification of nearly all of our Scope 3, Category 15 (financed) emissions in line with the Partnership for Carbon Accounting Financials (PCAF) standards and in support of our Net-Zero Asset Managers (NZAM) commitment, we plan to set Scope 3 targets by the end of 2023. We plan to report our progress toward these targets in upcoming years.

		2022
PORTFOLIO/SECURITIZED		TOTAL OUTSTANDING LOAN AND INVESTMENTS COVERED (X $M)	% OF TOTAL MANAGED ASSETS	EMISSIONS (tCO2e)	EMISSION INTENSITY (tCO2e/$M)	WEIGHTED DATA QUALITY SCORE(2)	AVOIDED EMISSIONS (tCO2e)	AVOIDED EMISSION INTENSITY (tCO2e/$M)
Securitized	Project Finance	0	0%		–	1		–
Portfolio	Project Finance	4,018	41%	42,175	10	3	2,563,514	2,019
Portfolio	Business Loans and Preferred Equity	24	0%	429	18	5
	Total Portfolio Assessed	4,042	41%	42,604	11	3
	Total Managed Assets Assessed	4,042	41%	42,604	11	3	2,563,514	2,019
Portfolio	Unassessed	307	3%
Securitized	Unassessed	5,445	56%
	Total Unassessed(1)	5,752	59%
		9,794
(1)	Unassessed portion of our managed assets includes energy efficiency projects which employ solar power generation, electric storage, or energy efficiency improvements such as heating, ventilation, and air conditioning systems (HVAC), lighting, energy controls, roofs, windows, building shells, and/or combined heat and power system for which emissions data is not presently available.
(2)	By its very nature, the calculation of greenhouse gas emissions is subject to various estimates and assumptions. In order to inform users of the emissions data as to the nature of the estimates and assumptions used, the PCAF standard prescribes Data Quality scores which reporting companies are to use (from 1 – 5, with 1 being the best quality data) reflecting the extent to which calculations are reliant on estimates and assumptions. We plan to increase our data quality scores in subsequent years as we increase our access to emissions data associated with our projects.

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		2021
PORTFOLIO/SECURITIZED		TOTAL OUTSTANDING LOAN AND INVESTMENTS COVERED (X $M)	% OF TOTAL MANAGED ASSETS	EMISSIONS (tCO2e)	EMISSION INTENSITY (tCO2e/$M)	WEIGHTED DATA QUALITY SCORE(2)	AVOIDED EMISSIONS (tCO2e)	AVOIDED EMISSION INTENSITY (tCO2e/$M)
Securitized	Other Sustainable Infrastructure (Securitized Assets)	3,288	37%	19,986	6	1
Portfolio	Project Finance	3,394	39%	28,487	8	3	2,319,117	683
Portfolio	Business Loans and Preferred Equity	33	0%	579	18	5
	Total Portfolio Assessed	3,427	39%	29,066	8	3
	Total Managed Assets Assessed	6,715	76%	49,052	7	4	2,319,117	345
Portfolio	Unassessed	189	2%
Securitized	Unassessed	1,875	21%
	Total Unassessed(1)	2,064	24%
		8,779
(1)	Unassessed portion of our managed assets includes energy efficiency projects which employ solar power generation, electric storage, or energy efficiency improvements such as heating, ventilation, and air conditioning systems (HVAC), lighting, energy controls, roofs, windows, building shells, and/or combined heat and power system for which emissions data is not presently available.
(2)	By its very nature, the calculation of greenhouse gas emissions is subject to various estimates and assumptions. In order to inform users of the emissions data as to the nature of the estimates and assumptions used, the PCAF standard prescribes Data Quality scores which reporting companies are to use (from 1 – 5, with 1 being the best quality data) reflecting the extent to which calculations are reliant on estimates and assumptions. We plan to increase our data quality scores in subsequent years as we increase our access to emissions data associated with our projects.

HASI INTERNAL CARBON PRICE

In keeping with our historic leadership on climate positive investing and absent a national or global policy-mandated carbon price, we affirmed in 2022 the best practice of investors and corporate issuers by establishing an internal price of carbon for the emissions associated with both business operations and investments. We believe instituting an internal carbon price encourages transparent emissions reporting, and exemplifies and encourages long-term climate positive investments.

Methodology

According to a recent McKinsey analysis1, approximately 30% of financial services firms surveyed have instituted an internal carbon price. Of these firms, the median fee per metric ton of CO2e is just $6 whereas the carbon price range required to meet Paris Agreement emissions goals is $40 to $80.

We have set an internal carbon price of $100/tCO2e, which is in line with current best-in-class internal corporate carbon prices and almost double the price of $51/tCO2e determined by U.S. Government’s Interagency Working Group on the Social Cost of Carbon.

At the end of each year, we sum the Scope 1, Scope 2, and Scope 3 (including Category 15) carbon emissions from the prior year.

We then net the avoided emissions associated with our investments as of the end of the most recent year against only our Scope 3 Category 15 emissions, if any. If the result of this calculation is less than zero, we simply assign a value of zero to this subtotal. Note that we do not net avoided financed emissions (Scope 3 Category 15) against Scope 1 or Scope 2 emissions.

We strongly believe that all companies should report the avoided emissions associated with their investments. Further, allowing companies to net their avoided financed emissions against their Scope 3 Category 15 emissions supports the allocation of capital in accordance with long-term climate positive investment strategies.

(1)	McKinsey, The State of Internal Carbon Pricing (February 2021)

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HASI Internal Carbon Pricing Calculation (FY22)

Scope 1 Emissions (tCO2e)	0
Scope 2 (Market-Based) Emissions (tCO2e)	0
Scope 3 (Categories 1-14) Emissions (tCO2e)	311
Scope 3 (Category 15) Emissions (tCO2e)	42,604
Total Gross Emissions (tCO2e)	42,915
“Scope 4” Avoided Financed Emissions (EOY22; tCO2e)	(615,000)
Net Scope 3 (Category 15) Emissions (tCO2e)	(572,085)
Total Net Emissions (tCO2e)	311
HASI Internal Carbon Price ($/tCO2e)	$100
HASI Internal Carbon Fee (FY22)	$31,100

Use of Proceeds from Internal Carbon Fee

Each year, the total internal fee for CO2 emissions is donated to the HASI Foundation as a component of the company’s annual Social Dividend.

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GREEN DEBT LEADERSHIP

Overview

For corporate unsecured debt, we typically pursue independent verification to ensure alignment with our Green Bond Framework, which has been developed in accordance with the ICMA’s Green Bond Principles. Since 2013, we have raised approximately $8.7 billion of green debt, including securitizations and non-recourse and corporate issuances. In 2022, we issued more than $1.5 billion in green CarbonCount-based debt.

In late 2022, HASI closed a Term Loan A compliant with the Sustainability-Linked Loan Principles, which introduced the concept of an assurance provider for our proprietary CarbonCount metric and a subsequent reduction in interest rate if particular CarbonCount thresholds are achieved.

Green Debt Issuances

Sustainable Yield Bonds Off Balance Sheet

Securitizations typically of public sector receivables and managed off balance sheet

Sustainable Yield Bonds On Balance Sheet

Non-recourse, asset-backed debt managed on balance sheet

Corporate Green Bonds

Senior unsecured or convertible bonds issued as corporate obligations

Other Green Debt

Syndicate Sustainability-Linked Unsecured Revolving Line of Credit and Term Loan A and Green Carbon Count Commercial Paper Program2

(1)	From 2013 IPO through 12/31/22.
(2)	Represents total commitments of our Sustainability-Linked Unsecured RLOC, Sustainability-Linked Term Loan A, and Green Carbon Count Commercial Paper Program. As of 12/31/22, our outstanding debt under the Sustainability-Linked Unsecured RLOC, Sustainability-Linked Term Loan A, and Green Carbon Count Commercial Paper Program was $0m, $383m and $0m, respectively.
(3)	ICMA’s Green Bond Principles applicable to corporate unsecured green bonds and convertible green bonds due 2023 but not necessarily to convertible green bonds due 2022

Corporate Green Bonds

SECURITY NAME	INDEPENDENT VERIFIER	CUSIP		MATURITY DATE	ISSUED VOLUME	COUPON RATE	CONVERSION PREMIUM	BOND TYPE	RATINGS	CarbonCount®1
HASI-GRB-002	Ernst and Young	418751	AB9	4/15/2025	$400,000,000	6.00%	N/A	Senior Unsecured	Moody’s: Baa3 S&P: BB+ Fitch: BB+	2.01
HASI-GRB-003	Ernst and Young	418751	AD5	9/15/2030	$375,000,000	3.75%	N/A	Senior Unsecured	Moody’s: Baa3 S&P: BB+ Fitch: BB+	0.35
HASI-GRB-004	Ernst and Young	41068X	AD2	8/15/2023	$143,750,000	0.00%	27.50%	Convertible Senior Unsecured	S&P: BB+ Fitch: BB+	0.29
HASI-GRB-005	Ernst and Young	418751	AE3	6/15/2026	$1,000,000,000	3.38%	N/A	Senior Unsecured	Moody’s: Baa3 S&P: BB+	0.39
HASI-GRB-006	In Process	418751	AG8	5/1/2025	$200,000,000	0%[2]	32.50%	Exchangeable Note -		0.24

Green CarbonCount® Commercial Paper

SECURITY NAME	INDEPENDENT VERIFIER	MATURITY DATE	ISSUED VOLUME	DEBT TYPE	CarbonCount®1	AVOIDED EMISSIONS[3]	RENEWABLE OR AVOIDED GENERATION[3]	TECHNO- LOGY	GEO- GRAPHIC	MARKET
HASI-GCCP-001	Ernst and Young	3/10/2022	$50,250,000	Green Commercial Paper	1.66	0 (2021)	0 (2021)	Wind	National	GC
(1)	This is the CarbonCount® metric resulting from the allocation of the net proceeds from this offering to specific Eligible Green Projects. CarbonCount® is the ratio of the estimated first year of metric tons of carbon emissions avoided (or that will be avoided) by the investment divided by the capital to be invested to understand the impact the investment is expected to have on climate change. In this calculation, we use emissions factor data, expressed on a CO2 equivalent basis, from the U.S. Government or the International Energy Administration to estimate a project’s energy production or savings to compute an estimate of metric tons of carbon emissions that will be avoided. In addition to carbon, we also consider other environmental attributes, such as water use reduction, stormwater remediation benefits, or stream restoration benefits.
(2)	The 2025 Exchangeable Senior Notes accrete to a premium at maturity equal to 3.25%. The accreted balance as of December 31, 2022 is $205 million. Upon any exchange, holders will receive a number of shares of our common stock based equal to the product of (1) the aggregate initial principal amount of the notes to be exchanged divided by $1,000 and (2) the applicable exchange rate.
(3)	Avoided emissions and generation for 2021 are zero as the projects to which these proceeds were allocated were not placed in service until 2022.

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CARBONCOUNT 2.0 GREATER ACCURACY, GRANULARITY OF EMISSIONS MODELING

CarbonCount is a decision tool that evaluates investments in U.S.-based carbon-free energy, energy efficiency, and climate resilience projects to determine how efficiently they reduce CO2 equivalent (CO2e)1 emissions per $1,000 of investment. CarbonCount integrates forward-looking project assumptions, emissions factors, and capital investment to produce a quantitative impact assessment for use by investors, developers, corporate buyers, policymakers, and other stakeholders interested in most efficiently avoiding emissions that contribute to climate change.

At its core, CarbonCount is a capital efficiency metric. Given that carbon counts and capital is scarce, investors should prioritize investments with high-impact CO2e emissions reductions. HASI uses CarbonCount to screen each new investment opportunity to ensure that every investment improves our climate future.

CarbonCount is also a crucial tool for businesses developing net-zero targets and clean energy procurement plans. It is imperative that such businesses use carbon-denominated measurements like CarbonCount to evaluate procurement and more accurately match emissions generated with emissions avoided. Many existing corporate net-zero targets use megawatt hours (“MWh”) as the basis for calculating actual and avoided emissions through execution of renewable energy power purchase agreements (PPAs) and renewable energy credit (REC) purchases. However, simply relying on offsetting consumption at a particular time and location with PPAs and/or RECs – often generated at a different time and location – can lead to wide gaps between traditional emissions accounting and actual emissions impact.

As a result, many conflate reductions in GHG Protocol Scope 2 market-based inventories with reductions in actual emissions, which is often not the case. Such gaps distort the market signals that influence project siting, power market congestion, and prices and can lead to a sub-optimal allocation of capital.

Leading the Evolution of Carbon Accounting

In early 2022, HASI launched a company-wide effort to reevaluate and modernize the CarbonCount calculation to improve its granularity and accuracy. CarbonCount will still be measured in metric tons of CO2e avoided per $1,000 invested, achieving the objective of evaluating the efficiency of investing capital in avoiding emissions. CarbonCount 2.0 will now reflect a more sophisticated and accurate assessment of avoided emissions by reporting year-one avoided emissions informed by more granular emissions data.

The primary driver of the update is the availability of more accurate and granular emissions modeling through our partnerships with REsurety and WattTime – leaders in advanced emissions factor modeling. Rather than estimating avoided emissions on an average annual basis using the Environmental Protection Agency’s (EPA’s) eGRID emissions factors, the new CarbonCount 2.0 methodology assesses avoided emissions using locational marginal emissions factors that reflect the grid composition specific to each project’s location at the time of generation.

CarbonCount 2.0 Methodology

Launched in early 2023, the CarbonCount 2.0 methodology more precisely evaluates the efficiency of new investments to avoid carbon emissions. The primary methodological update that improves the accuracy of the metric utilizes improved location-specific hourly grid emissions factors known as locational marginal emissions factors instead of relying solely on the EPA’s eGRID average annual statewide emissions factors. Going forward, we will report this year-one CarbonCount informed by the location-specific hourly grid emissions factors.

(1)	CO2 equivalent emissions includes the impact of greenhouse gas emissions beyond CO2 such as methane and normalizes impact in terms of units of CO2 equivalent adjusting for the often higher global warming potential of such other greenhouse gas emissions per metric ton. For instance, one metric ton of methane is equivalent to approximately 30 metric tons of CO2 in terms of global warming potential

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SOCIAL RESPONSIBILITY

HUMAN RIGHTS

Respect for human rights is a fundamental value of HASI. We strive to respect and promote human rights in accordance with the United Nations Guiding Principles on Business and Human Rights and the United Nations Global Compact in our relationships with our employees, suppliers and the communities where we operate.

Human Rights Assessment, Mitigation, and Remedy

We conduct an annual internal human rights assessment. Our approach to this assessment allows us to map human rights risks by evaluating business partners and their respective policies. Business partners may be requested to provide an assessment of their respective political and regulatory environments, to ensure compliance with existing Human Rights and Human Capital Management Policies. To the extent that we become aware of violations or the risk of violations including but not limited to forced labor, child labor, human trafficking, or discriminatory practices, including against employees, contractors, women, children, and indigenous people, we will first engage with the business partner to understand their mitigation or management of these issues before determining the appropriate course of action regarding our business relationship going forward.

Diligence on Forced Labor

As affirmed in our Human Rights Statement, violations of basic human rights in any portion of our business activities value chain is unacceptable. The discovery of forced labor in the global solar supply chain forced us to develop safeguards in our business practices and investments as a means to uphold human rights standards beyond legal compliance.

To ensure, to the best of our organizational ability, that forced labor is not used to support the projects we finance, we review that our clients conduct forced labor diligence on their suppliers. Often through deep engagement with the American Clean Power and Solar Energy Industries Association (SEIA), our clients work to map their supply chains and verify, to the degree possible, product traceability to ensure that the manufacture of the solar components installed are not products of forced labor. To this end, we require from our clients diligence plans that provide information on their respective supply agreement, audits, and codes of conduct.

Engagement on some combination of the following points informs our own forced labor diligence process:

•	Traceability protocol: The SEIA Solar Supply Chain Traceability Protocol outlines the traceability requirements that vendors must implement to demonstrate that product being imported into the U.S. is free of forced labor. As signatories to the Protocol, our clients and their module suppliers have attested that their products do not include forced labor, do not include Hoshine Silicon Industry inputs, and do not include inputs from Xinjiang region of China. Additionally, we are signatories to the American Clean Power Forced Labor Prevention Pledge, which reaffirms our commitment to eradicating forced labor from any part of the solar industry value chain.
•	Third party audits: Our clients generally engage with one or more of the three independent audit firms to support ongoing verification of the attestations made by their suppliers regarding their traceability programs, controls, and the traceability of the products provided to them.
•	Independent factory audits: Our clients have conducted onsite independent audits of solar module suppliers as part of their ongoing reliability programs. These audits generally review process controls and onsite production. They are designed to ensure compliance with quality control standards, materials specifications, and performance. In addition, many of our clients have added a Certificate of Compliance process requiring their suppliers to update their audit programs and contractual agreements. This also includes requirements for end-to-end material traceability of subcomponents and raw materials incorporated into solar products.
•	Contractual language: Many of the Master Supply Agreements developed by our clients require that suppliers participate in Vendor Quality Management Programs. Such programs mandate and require independent oversight of supplier production processes, annual or more frequent factory audits, and extensive third-party reliability testing.
•	Business Partner Code of Conduct: In addition, our clients are subject to our Business Partner Code of Conduct. This document requires that they not use slave labor, forced labor, prison labor, or indentured labor, and requires that they will not support such human rights violations in their supply chains.

Though we acknowledge the inherent limitations in proving a negative (i.e., evidence of absence), we subject every transaction we finance to forced labor diligence. Working with global clients who also care to address this issue has allowed us to supplement our diligence work often with contractual language to create covenants, which advance both parties toward the goal of eliminating forced labor from the global solar supply chain.

To date we have not discovered any indication of forced labor within any portion of our solar supply chain.

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BUSINESS PARTNER ESG ENGAGEMENT

Our approach to Business Partner ESG Engagement focuses on identifying the environmental, social and governance issues most important to our stakeholders. Using our materiality assessment as a guide to determine which dimensions of our business partners’ activities to evaluate, we conducted due diligence into the public disclosures associated with a variety of topics, including reputational or legal controversies. This research process contributes in large part to our human rights assessment by proactively screening for any high-profile human rights risks we may inadvertently be exposed to through our business relationships with partner entities.

Scope of Engagement Assessment

In 2022, we conducted due diligence on our top 40 business partners as determined by transaction volume. This number of entities represents 100% of our most material business partners, which surpassed our 50% target threshold for program success. This list includes corporate finance parties, vendors, clients, as well as legal partners. We considered the operational context of our supplier relationships including the history of our business relationship, the progress suppliers have made toward any stated climate-related objectives, including carbon information, how the nature of their respective business sector might influence or constrain their behavior, as well as the regional factors that might inform our respective suppliers’ climate-related postures.

Our Business Partner Engagement Program is an opportunity to proactively engage our value chain on climate-related issues as part of our supplier engagement strategy. While we operate solely in the U.S., and our suppliers and vendors are sometimes found to operate as multinational entities, the impact of conducting such supplier assessment activities is to ensure that our respective climate priorities are aligned.

Engagement Strategy

Once we have selected specific business partners for comprehensive engagement, members of our team will initiate a discussion at least annually with the appropriate business partner personnel. These discussions include:

•	Sharing organizational ESG values, including our expectation of aligning our practices in accordance with these values;
•	Sharing best practices and ESG initiatives at our respective organizations; and
•	Discussing the importance of transparent ESG reporting.

For business partners who share our beliefs and employ leading policies and practices, we will continue discussions on a periodic basis to learn from each other and seek out opportunities to collaborate on various initiatives. For those business partners, including suppliers and vendors, that are determined to have insufficient focus and initiatives to improve upon ESG policies and practices, we request direct discussions with their executive management to provide for the opportunity to align our ESG focus with our continued commercial relationship. In the event we cannot align our ESG focus, we may consider termination of the commercial relationship.

CLIMATE JUSTICE

In early 2022, we adopted an organizational Climate Justice Statement to affirm our commitment to advancing social justice in tandem with our mission of investing in climate solutions, which can be found at www.hasi.com/esg.

CORPORATE POLICY UPDATES

In 2022, we reviewed our corporate ESG-related policies and initiated a review to ensure continued alignment with our organizational values as well emerging ESG best practices. This comprehensive corporate policy review and subsequent update encompassed the Code of Business Conduct and Ethics, Human Rights and Human Capital Management Policies, Privacy Policy, and Sustainability Investment Policy. Because we recognized the opportunity to enhance specific policies pertinent to Human Rights as well as Human Capital Management, the Company made the decision to bifurcate each into its own respective policy document. Revisions, by policy document include:

Code of Business Conduct and Ethics

•	Clarified Compliance Procedures regarding Reporting Lines for any conduct or ethics violations.
•	Underscored our commitment to the continuity of safe business operations with a Health and Safety section.
•	Added explicit reference to Charitable Contributions alongside our policy regarding Bribes, Gifts & Gratuities.

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Human Capital Management Policy

•	Separated from Human Rights Policies into a standalone policy.
•	Added commitment to local employment whenever possible, including job candidates limited by background as well as an explicit commitment to providing a living wage (as calculated by the Maryland Department of Labor) for all employees.
•	Added Occupational Health and Safety section that alludes to internal controls and targets (e.g., goal of zero workplace injuries, etc.).

Human Rights Statement

•	Separated from Human Capital Management Policy.
•	Broadened our scope of addressable Human Rights issues.
•	Outlined our Human Rights Assessment, Mitigation, and Remedy strategy.

OUR PEOPLE

An emphasis on a durable social fabric, including diverse, engaged, and fairly compensated staff, is an important factor in our financial success. Our culture is focused on hiring and retaining highly talented employees with diverse backgrounds and empowering them to create value for our stockholders, and our success is dependent on employee understanding of and investment in their role in that value creation. Our employees are responsible for upholding our purpose, values, strategy, and talent leadership expectations.

ENGAGING WITH OUR TEAM

It is important to us that our employees are engaged in our mission of sustainability because we believe engagement improves their performance, as well as our employee recruitment and retention. Our chief executive officer periodically leads employee meetings intended to reinforce the importance of sustainability and regularly meets with small groups of employees to receive their feedback on our business. We also meet no less than quarterly as a Company to provide information to employees on our mission, strategic planning and financial results. We continuously evaluate our employees’ level of engagement through in-person meetings or remote one-on-one check-in calls that include asking open-ended questions and through formal surveys or similar tools administered on a periodic basis.

DIVERSITY, EQUITY, INCLUSION, JUSTICE AND ANTI-RACISM (DEIJA)

Mission Statement

HASI’s recognition of the importance of diversity, equity, inclusion, justice, and anti-racism are essential to the success of our business. Our company is more than just the sum of individual roles, skills, and productivities. We are also a team that values the mutually reinforcing empowerment of people of all races, culture, identities, gender expressions, sexual orientations, and learning and engagement styles. By opening ourselves to the broadest range of talent, we improve both our company performance and our ability to attract and retain talent. We know it is inherently the right way to conduct business.

Strategic Implementation

Our comprehensive, values-driven approach to diversity, inclusion, equity, justice, and anti-racism comprises initiatives that aim beyond legal compliance, to foster an innovative, creative culture where every member of our team can bring their best and most authentic selves to work.

We incorporate our efforts throughout all levels of our organization through:

•	informing our management training efforts through the work of the DEIJA Working Group to ensure they include, but are not limited to, a focus on multicultural leadership, understanding bias, and anti-racism;
•	supporting consistent conversations within our team and facilitated by outside experts to better learn from and understand our different respective experiences and perspectives;
•	actively expanding the sourcing of our candidate pool to increase the breadth of its diversity;
•	challenging our business partners to share our DEIJA values and practices;
•	tracking, analyzing, and furthering employee pay equity;
•	ensuring our philanthropic efforts consider all views on how to address the intersection of climate and equity;
•	regularly reviewing existing company policies and practices to make updates where and as needed to align our actions with our values; and
•	consistently engaging on a corporate level in the protection of voting rights to support a vibrant democracy.

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Goals and Metrics

We incorporate DEIJA factors into our business operations in part by examining the impact of our climate investments on local, especially disadvantaged, communities. Tracking internal talent metrics including workforce demographics, critical role pipeline and diversity data, and engagement and inclusion indices informs our collective decision making with diverse perspectives. Our Human Resources team manages and reports these metrics to our executive officers and our Board of Directors on at least a quarterly basis.

Because transition planning is a foremost consideration in our recruiting strategy, identifying and developing our next generation of leaders means selectively onboarding the most qualified individuals from the diverse talent pool we actively recruit. We remain devoted to recruiting and promoting highly qualified women, people of color and other underrepresented groups for management and Board positions. Of the new employees we hired in 2022, 36% were women and 67% were people from underrepresented racial, ethnic, and additional minority groups. In 2023, our management team also added two women and one person from an underrepresented group, raising the proportion of diverse representation among this team to 29% and 14%, respectively.

Focusing on diversity is a continuous effort that requires supporting our female and underrepresented employees in their onboarding, training, development, and progression within the Company.

Currently, our Board of Directors is 36% female and 18% racial or ethnic minority. We recognize the need to improve representation across our organization and continue to keep qualified personnel top of mind as our needs mandate.

Workforce Representation

	BOARD OF DIRECTORS		LEADERSHIP TEAM		MANAGERIAL ROLES		WORKFORCE
	12/31/22	12/31/21	12/31/22	12/31/21	12/31/22	12/31/21	12/31/22	12/31/21
Female	33%	33%	29%	17%	40%	37%	36%	37%
Racial or Ethnic Minority	22%	11%	14%	0%	30%	25%	33%	29%
LGBTQ+	0%	0%	0%	0%	3%	3%	3%	3%
Employees with Disabilities[1]	0%	0%	0%	0%	0%	0%	2%	2%
(1)	Self-reported

2022 Workforce Age

AGE	2022	2021
18-24	2%	4%
25-34	33%	32%
35-44	39%	42%
45-54	16%	12%
55-64	7%	7%
65+	3%	3%

93%	retention of our women employees in 2022

New Hires

	2022	2021
Female	36%	29%
Racial or Ethnic Minority	—	38%
Black/African American	18%	23%
Asian	14%	9%
Hispanic/Latino	25%	3%
Multiracial	—	3%
LGBTQ+	10%	3%

2022 Promotion Rates

AGE	2022	2021
18-24	0%	—
25-34	63%	37%
35-44	29%	26%
45-54	8%	26%
55-64	8%	11%
65+	0%	—

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Employee Stock Ownership Plan

To foster a collective sense of ownership commensurate with the work each of our employees contribute to our success, 100% of full-time employees are eligible for Employee Stock Ownership Plan (ESOP) participation within their first year.

112	100%	4 years
Full-time employees	Employees eligible for Employee Stock Ownership Plan	Average employee tenure

HEALTH AND WELL-BEING

Because our people represent the long-term health of our business, we endeavor to support the health and wellbeing of our full-time employees and their families with total rewards that address the varied needs of our growing workforce. Our organizational mission drives our attraction and recruitment of top talent who share our long-term vision. Opportunities for meaningful career growth in line with our mission are vital to support and advance the interests of all stakeholders in our organization.

Our fair remuneration policies ensure that our team members are well compensated. We also reward elite performance in multiple ways. Beyond the competitive base salaries and cash bonuses we offer, employees also generally receive a portion of their compensation in the form of equity grants tied to performance. Each employee who remains with the company for at least one year becomes a shareholder whose interest in the prosperity of our organization further distinguishes our compensation packages and employee retention efforts.

For all full-time employees, attractive non-salary benefits supplement the compelling career opportunities we offer. We continuously evaluate the competitiveness of our benefits offerings to meet the varying needs of our employees and their families. Despite a healthcare environment characterized by rising expenses, we continue to pay almost all employee healthcare insurance costs.

Health Plan Highlights and Total Rewards include:

•	Medical/Prescription Drug Insurance
•	Dental Insurance
•	Vision Insurance
•	Group Life/AD&D Insurance
•	401k Retirement Plan (including match and immediate vesting of individual contributions)
•	Flexible unlimited vacation
•	Tuition reimbursement
•	Employee Assistance program (including mental health, wellness, legal, and financial tools and resources)
•	Flu shot clinics in-office
•	Leave policies including 11 paid holidays, maternity and paternity leave, wellness, legal and paid time off (including sick leave)
•	$0 Employee Contribution to Health Plan

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SKILLS FOR THE FUTURE

Our blended learning approach acknowledges that our people learn from a varied curriculum comprising experiences (at both work and in life), mentors, supportive managers, as well as formal learning and training programs. We understand that learning is highly individualized and strive to provide professional guidance in ways most conducive to the specific needs of individual learners.

Managers hold performance conversations with their employees on a periodic basis (targeting a minimum of twice a year). These conversations ensure that employees receive the level of performance feedback they deserve. Insights gleaned during these performance discussions also enhance our approach to supporting employee development, clarifying expectations that align with the company’s overarching objectives. We also facilitate continuous dialogue between these formal touchpoints.

Our dedication to cultivating our talent and supporting our employees encompasses various professional development opportunities, such as:

•	Formal educational programs, advanced degrees and professional certifications, including in the fields of accounting and finance; and
•	Internal trainings on DEIJA, implicit bias, leadership, finance, information technology, strategic thinking, managerial development, and communication skills.

19	2,071	$2,500
Average number of training hours per employee	Cumulative number of training hours	Average number of training dollars invested per employee

We have a formal employee mentorship program to encourage learning between all levels of team members and our more senior leaders. This mentorship program functions as support to our formal succession planning procedures, which our Board continually oversees.

We also initiated a project, led by an interdepartmental working group, to assess and initiate the implementation of a new companywide learning platform, with the desired goals of:

1.	Increasing the scalability of our training and development opportunities
2.	Providing learning pathways for team members working towards lateral or upward advancement in our team
3.	Enhancing training delivery for varying learning styles

ENGAGEMENT

Engaged employees actuate our sustainability mission. Our people advance our business, recruit from their networks, and grow their careers with us. We gather the company at least quarterly to inform our entire team about progress on our mission, strategic planning, and financial results. We proactively seek team member input on how we can enhance our work environment and implement feedback on how we can positively influence our local communities. Because our employees embody our organization, our employees are who ultimately uphold our purpose, values, strategy, and talent leadership expectations.

Our employees characterize our company culture as collaborative, rewarding, and transparent. People from all departments connect through:

Lunch and Learns	Sailing Club	Data & Analytics Club
Monthly lunch and learn discussions about topics relevant to our business	Our sailing club strengthens our bonds as a unified crew	Explore a variety of topics covering coding and scripting, data modeling, machine learning, artificial intelligence, automation, and other emerging trends

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RECRUITMENT AND HIRING

Decisions regarding staffing, selection, and promotions are made on the basis of individual qualifications related to the requirements of the position. We are committed to identifying and developing the talents of our next generation of leaders. We endeavor to select qualified individuals from a diverse pool of candidates derived from broad outreach efforts when we are recruiting. We are committed to the sourcing and/or promotion of highly-qualified women, people of color and other under-represented groups for our board of directors and management positions. To better support our female and underrepresented employees in their onboarding, training, development and progression within the Company, we have established a mentorship program where certain members of our board of directors mentor female employees who are developing managers.

FAIR AND COMPETITIVE COMPENSATION

Our policy is “equal pay for equal work” in compliance with applicable state law. Compensation for our employees is based upon experience, seniority, educational attainment, and individual contribution and company performance against goals.

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COMPENSATION OF INDEPENDENT DIRECTORS

ANNUAL COMPENSATION

We have approved and implemented a compensation program for our independent directors that consists of an annual cash retainer fee and long-term equity awards as described below. We pay directors’ fees only to those directors who are independent under the NYSE listing standards, as more fully described in the section under “Board and Corporate Governance Structure—Our Board of Directors—Director Independence, Executive Sessions and Independent Oversight.”

The components of the independent director compensation for 2022 were as follows:

•	cash retainer of $100,000 annually per director;
•	cash retainer to the Lead Independent Director of $25,000 annually;
•	cash retainer to each of the Chairs of the Audit Committee and Compensation Committee of $25,000 annually;
•	cash retainer to each of the Chairs of the NGCR Committee and the Finance and Risk Committee of $15,000 annually; and
•	equity grant of $120,000 annually per director, which to date has been in the form of LTIP units (as defined below). LTIP units are described in more detail as set forth below under “Executive Compensation—Compensation Discussion and Analysis—2022 Plan.”

All cash fees described above are paid quarterly in arrears. Our board of directors permitted directors to make an election, on or before December 31, 2021, to receive equity in lieu of all or a portion of their cash compensation for 2022.

A director who is also an employee of the Company is referred to as an executive director. Executive directors do not receive compensation for serving on our board of directors.

OTHER COMPENSATION

We reimburse each of our independent directors for their respective expenses incurred in connection with their respective board responsibilities. Independent directors are not eligible to participate in any of the savings or retirement programs for our employees. Other than as described in this section, there are no separate benefit plans for directors.

STOCK OWNERSHIP GUIDELINES FOR INDEPENDENT DIRECTORS

Under our stock ownership guidelines, each independent director must hold an ownership stake in the Company of at least five times the annual cash retainer. Each independent director has five years to comply from the later of the date they become covered under this policy or the date the policy was originally adopted. Until the individual is in compliance, independent directors must retain 100% of any equity grants, net of any shares withheld or sold to satisfy taxes. Stock ownership for the purpose of our stock ownership guidelines includes stock, restricted stock, OP units (as defined below) and unvested OP units held by the covered individual but excludes any RSUs (as defined below). As of April 12, 2023, each of our directors, other than Mses. Ardisana, Floyd and Reed and Mr. Armbrister had met the ownership thresholds under the stock ownership guidelines. Each of Mr. Armbrister and Ms. Floyd have until 2026 to meet these thresholds. Ms. Ardisana has until 2027 to meet these thresholds, and Ms. Reed has until 2028 to meet these thresholds.

Our executive chair and our chief executive officer, who also serve as members of our board of directors, are also subject to stock ownership guidelines, which are described in more detail as set forth below under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines for Named Executive Officers.”

CHANGES TO OUR DIRECTOR COMPENSATION FOR 2023

For 2023, our board of directors approved an increase in the cash retainer to $110,000, the targeted annual equity grant to $145,000 per director, and the cash retainer to the Lead Independent Director to $30,000. Consistent with 2022, our board of directors permitted directors to make an election, on or before December 31, 2022, to receive equity in lieu of all or a portion of their cash compensation for 2023.

COMPENSATION COMMITTEE REVIEW

The Compensation Committee reviews and makes recommendations to our board of directors annually with respect to the compensation of our independent directors. In setting director compensation, our board of directors generally considers the compensation practices and levels for directors paid by our peer group, as well as the expected time commitment from the independent directors in such year.

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DIRECTOR COMPENSATION TABLE FOR 2022

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Lizabeth A. Ardisana(3)	30,000	22,968	52,968
Clarence D. Armbrister	100,000	115,062	215,062
Teresa M. Brenner	140,000	115,062	255,062
Michael T. Eckhart	100,000	115,062	215,062
Nancy C. Floyd	100,000	115,062	215,062
Simone Lagomarsino(4)	42,222	0	42,222
Charles M. O’Neil	115,000	115,062	230,062
Richard J. Osborne	125,000	115,062	240,062
Steven G. Osgood	—	234,962	234,962

(1)	Amounts in this column represent annual retainer and committee chair fees paid to independent directors for service in 2022. Mr. Osgood elected to receive all of his fees in stock. All other independent directors elected to receive all of their fees in cash.
(2)	In 2022, each of Messrs. Armbrister, Eckhart, O’Neil and Osborne and Mses. Brenner and Floyd were granted 2,497 long-term incentive plan (“LTIP”) units in Hannon Armstrong Sustainable Infrastructure Capital Partnership, LP, the Company's operating partnership (our “Operating Partnership.”) Mr. Osgood was granted 5,099 LTIP units. The grants were valued at $46.08 per share, the closing price per share of our Common Stock on the NYSE at the date of grant. Ms. Ardisana was granted 993 LTIP units upon her appointment to the board of directors. The grants were valued at $23.13 per share, the closing price per share of our Common Stock on the NYSE at the date of grant. The grant date fair value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2022 (Note 2 and Note 11, Equity). The LTIP units granted in 2022 vest on May 15, 2023. As of December 31, 2022, each of Mses. Brenner and Floyd and each of Messrs. Armbrister, Eckhart, O’Neil, and Osborne held 2,497 unvested LTIP units, Ms. Ardisana held 993 unvested LTIP units and Mr. Osgood held 5,099 unvested LTIP units
(3)	Prorated based on partial year of service on the board of directors.
(4)	Ms. Lagomarsino elected to retire from our board of directors at the end of her term on June 2, 2022.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our board of directors is requesting that our stockholders ratify this appointment of Ernst & Young LLP.

Ernst & Young LLP has audited our or our predecessor’s consolidated financial statements since 1983 and has also provided certain tax and other services to us.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually via webcast, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate inquiries from stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for 2022 and 2021.

(in thousands)	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Audit fees(1)	$3,427	$2,296
Audit-related fees(2)	230	294
Tax fees(3)	366	417
TOTAL	$4,023	$3,007

(1)	Audit fees include fees and expenses related to the annual audit of the financial statements of the Company and its subsidiaries and our internal controls over financial reporting, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and for services associated with our public offerings, including review of the registration statement and related issuances of comfort letters and consents and other services related to SEC matters.
(2)	Audit-related fees include fees and expenses related to agreed-upon procedures performed on certain of our financing transactions.
(3)	Tax fees include fees and expenses related to tax compliance and tax return preparation services, as well as tax planning and advisory services.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the external auditors and evaluate the effect thereof on the independence of the external auditors. The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee up to an amount of $50,000, with such decisions presented to the full committee at its next meeting.

A majority of all of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions are not votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has furnished the following report for the fiscal year ended December 31, 2022:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

Representatives of Ernst & Young LLP attended the Audit Committee meetings on at least a quarterly basis. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Ernst & Young LLP. The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their audit.

The Audit Committee also discussed with Ernst & Young LLP their independence from the Company. Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided by Ernst & Young LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in our Form 10-K filed with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is presenting this selection to our stockholders for ratification.

Audit Committee

Steven G. Osgood
Lizabeth A. Ardisana
Nancy C. Floyd
Richard J. Osborne
Kimberly A. Reed

April 19, 2023

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

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PROPOSAL NO. 3

STOCKHOLDER ADVISORY (NON-BINDING) VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 includes a provision, which is further required by Section 14A of the Exchange Act, commonly referred to as “Say on Pay,” that entitles our stockholders to cast an advisory (non-binding) vote to approve the resolution approving the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. At the 2017 annual meeting of stockholders, our stockholders voted for a one-year interval for the advisory vote on executive compensation.

We believe that our compensation policies and practices are strongly aligned with the long-term interests of our stockholders. Stockholders are urged to read the Executive Compensation section of this proxy statement, and especially the Compensation Discussion and Analysis, which discusses our compensation philosophy and how our compensation policies and practices implement our philosophy.

As described more fully in that discussion, our compensation programs are designed to achieve the following objectives:

•	aligning our management team’s interests with stockholders’ expectations, including our continued investment in solutions that reduce carbon emissions or increase resilience to climate change;
•	motivating and rewarding our management team to grow our assets and earnings in a manner that is consistent with appropriate risk-taking and based on sound corporate governance practices; and
•	attracting and retaining an experienced, diverse and effective management team while also maintaining an appropriate expense structure.

One of the guiding principles underlying the Compensation Committee’s executive compensation philosophy is that compensation should encourage and reward strong financial and operational performance. In furtherance of this philosophy, the Compensation Committee structured the 2022 annual incentive plan with quantitative and qualitative performance goals based upon the Company’s strategic goals. The quantitative goals were intended to focus our NEOs on the key financial metrics that impact the Company’s results and stockholder value, including Distributable Earnings (as defined below)(1) and Distributable Return on Equity(2). The qualitative goals included an evaluation of overall performance of each NEO. Set forth below is graphical illustration of our GAAP Earnings per share, GAAP Return on Equity, Distributable Earnings per share and Distributable Return on Equity.

(1)	Distributable Earnings per share is not a financial measure calculated in accordance with GAAP. A reconciliation of 2022 Distributable Earnings to GAAP net income is located on page 60 of our Form 10-K for the year ended December 31, 2022. A reconciliation of 2021 Distributable Earnings to GAAP net income is located on page 63 of our Form 10-K for the year ended December 31, 2021. We refer to this metric as “Distributable Earnings.” In accordance with our investment policy, we will only invest in assets that are negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption. As a result, our Distributable Earnings and other performance metrics that are based on Distributable Earnings are linked to the positive contributions we make to the environment. We believe that Distributable Earnings has been a meaningful indicator of our economic performance and is useful to our investors as well as management in evaluating our performance as it relates to expected dividend payments over time. Additionally, we believe that our investors also use Distributable Earnings, or a comparable supplemental performance measure, to evaluate and compare our performance to that of our peers, and as such, we believe that the Distributable Earnings metric is useful to our investors.

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(2)	The decline in GAAP EPS and GAAP ROE in 2022 was largely due to allocations of income in the prior period related to tax credits allocated to our investors which did not recur, as well as our current period allocation of unrealized mark to market losses on economic hedges used by some of our projects. Renewable energy projects often enter into contracts to minimize the impact of increasing power prices. These contracts serve as economic hedges where rising power prices cause the value of these contracts to decrease, which in our case is recognized through the project’s income statement under mark-to-market accounting. As these economic hedges are settled over the life of the contracts, the projects will sell power at the higher market price, offsetting the loss recognized on the hedge.
(3)	Distributable Return on Equity is not a financial measure calculated in accordance with GAAP. It is calculated as annual Distributable Earnings as described above divided by the average of our GAAP stockholders’ equity as of the last day of the four quarters during the year. GAAP stockholders’ equity as of December 31, 2022, is located on page 81 of our Form 10-K for the year ended December 31, 2022. GAAP stockholders’ equity as of March 31, June 30, and September 30, 2021 are located on page 1 of the respective quarter’s Form 10-Q. We refer to this metric as “Distributable ROE.”

In addition, during 2022, we achieved the following milestones that we believe position us for future success:

•	Delivered $2.08 Distributable Earnings Per Share on a fully diluted basis in 2022, compared to $1.88 Distributable Earnings Per Share in 2021, representing 11% year-on-year growth. GAAP Earnings Per Share on a fully diluted basis in 2022 was $0.47, and in 2021 was $1.51.
•	Grew our portfolio 19% in 2022 to $4.3 billion and managed assets 11% to $9.8 billion as of the end of 2022
•	Reported GAAP-based Net Investment Income of $45 million in 2022, compared to $11 million in 2021
•	Increased Distributable Net Investment Income in 2022 by 34% year-on-year to $180 million, compared to $134 million in 2021
•	Closed $1.8 billion of investments in 2022, compared to $1.7 billion in 2021
•	Reported pipeline of greater than $4.5 billion as of the end of 2022, compared to greater than $4 billion as of the end of 2021
•	Raised $1.5 billion of capital across diversified funding sources in 2022 and maintained ample liquidity in a volatile market environment
•	Increased dividend to $0.395 per share for the first quarter of 2023, representing a 5% increase over the dividend declared in the fourth quarter of 2022
•	Declared Social Dividend of $1.9 million in the first quarter of 2023 to support HASI Foundation climate justice initiatives
•	Estimated more than 615,000 metric tons of carbon emissions will be avoided annually by our transactions closed in 2022, equating to a CarbonCount® score of 0.35 metric tons per $1,000 invested.

Higher recurring GAAP-based and Distributable net investment income due to significant origination volumes, and continued strength in gain on sale and other fee income contributed to another successful year. The company demonstrated resiliency by further diversifying funding sources, portfolio of investments and maintaining liquidity in a challenging market environment. As result, Distributable Earnings per share and Distributable ROE exceeding our predetermined target which, when taken together, entitled the NEOs to receive 200% of their target corporate performance bonus amounts, which was 90% of NEO incentive compensation. It was also determined, based on Compensation Committee evaluation and input from the CEO, that the NEOs had performed at expected levels on their individual performance measures, which comprised the remaining 10% of such NEO compensation. The calculated corporate performance combined with individual performance resulted in the NEOs receiving an average of 190% of their target incentive compensation, an increase from approximately 180% from 2021.

Overall, we believe these 2022 results provide us a solid foundation to achieve longer-term future success. Our compensation decisions for 2022 have considered the challenges faced and results achieved by our management team in 2022. See “Executive Compensation—Compensation, Discussion and Analysis” for additional details related to our compensation policies and practices and the achievement of our performance goals.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that our stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as described in the proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosures.”

Because your vote is advisory, it will not be binding upon us or our board of directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values your opinion and will take into account the outcome of the vote when considering future executive compensation arrangements.

If a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of our Named Executive Officers. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote.

Our board of directors recommends a vote FOR approval of the non-binding advisory resolution approving the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosures in this proxy statement.

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INFORMATION REGARDING OUR NAMED EXECUTIVE OFFICERS

Our Named Executive Officers and their ages as of April 12, 2023 are as follows:

Name	Age
Jeffrey W. Eckel	64
Jeffrey A. Lipson	55
Susan D. Nickey	62
Marc T. Pangburn	37
Nathaniel J. Rose	45

Biographical information with respect to Messrs. Eckel and Lipson is set forth above under “Election of Directors—Information Regarding the Nominees for Election as Directors.”

Susan D. Nickey, 62, has served as executive vice president and chief client officer since January 2021. Ms. Nickey previously served as a managing director from 2014 to 2021. Ms. Nickey currently serves as chair-elect on the board of directors of the American Clean Power Association and also serves on the board of directors of the American Council of Renewable Energy. Additionally, Ms. Nickey is a member of the President’s Council at Ceres, a non-profit sustainability advocacy organization. Previously, she founded and served as CEO of Threshold Power. Ms. Nickey received a Bachelor in Business Administration from the University of Notre Dame in 1983 and a Master’s of Science in Foreign Service from Georgetown University in 1986.

Marc T. Pangburn, 37, has served as executive vice president and chief financial officer since March 2023. As CFO, he is responsible for all financial functions, including accounting, treasury, capital markets, and investor relations. From 2021 to 2023, he served as an executive vice president and a co-chief investment officer. Before that, he was a managing director responsible for the company’s structured investments in both the Grid-Connected and Behind-the-Meter renewable energy markets. Prior to joining HASI, Mr. Pangburn worked at MP2 Capital, a solar development and financing company, where he was responsible for structuring the firm’s transactions. Previously, Mr. Pangburn worked in the private capital group at New York Life Investments, focusing on utilities, energy and infrastructure debt, and equity investments. Mr. Pangburn is a member of the President’s Council at Ceres, and an advisor to the Smithsonian Environmental Research Center as part of the Corporate Leaders Program. He received his Bachelor of Arts degree in economics from Drew University.

Nathaniel J. Rose, CFA, 45, has served as executive vice president since 2015 and a co-chief investment officer beginning in 2021. Previously, Mr. Rose served as our chief operating officer from 2015 to 2017, our chief investment officer from 2013 to 2015 and 2017 to 2020 and has been with the Company and its predecessor since 2000. Mr. Rose has been involved with a vast majority of our transactions since 2000. Mr. Rose earned a joint Bachelor of Science and Bachelor of Arts degree from the University of Richmond in 2000, a Master of Business Administration degree from the Darden School of Business Administration at the University of Virginia in 2009, is a CFA charter holder and has passed the CPA examination. He holds a Series 63 and 79 securities licenses.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation program that was in place for 2022 for our “chief executive officer” or “CEO,” our “CFO,” and our next three most highly compensated executive officers. We refer to these individuals as our “Named Executive Officers,” or “NEOs.” For 2022, our CEO was Jeffrey W. Eckel and our CFO was Jeffrey A. Lipson. As of March 1, 2023, Mr. Eckel transitioned to the role of Executive Chair, Mr. Lipson became our CEO and president and Marc T. Pangburn became our CFO. Unless otherwise noted, the information contained in this CD&A does not reflect the changes in compensation relating to their new roles as of March 1, 2023.

This CD&A explains the overall objectives, elements and policies underlying our NEO compensation program for 2022. In general, our 2022 compensation consisted of a base salary, an annual bonus paid in cash and stock based on our 2022 performance and the 2022 long-term equity incentive program. We also provide some forward-looking detail about our current NEOs’ 2023 base salaries that was adjusted to be effective April 2023 and annual bonus to be paid in cash and stock (if earned) based on our 2023 performance. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

EXECUTIVE SUMMARY

We invest in climate solutions developed or sponsored by leading companies in the energy efficiency, renewable energy and other sustainable infrastructure markets. We believe that we are one of the first U.S. public companies solely dedicated to climate solution investments. Our goal is to generate attractive returns from a diversified portfolio of project company investments with long-term, predictable cash flows from proven technologies that reduce carbon emissions or increase resilience to climate change. Our vision is that every investment improves our climate future.

We are internally managed, and our management team has extensive relevant industry knowledge and experience. We have long-standing relationships with the leading energy service companies, manufacturers, project developers, utilities, owners and operators, which provide recurring, programmatic investment and fee-generating opportunities. Additionally, we have relationships with leading commercial and investment banks and institutional investors from which we are referred additional investment and fee-generating opportunities.

Executive Compensation Program Objectives

The Compensation Committee of our board of directors is responsible for establishing and administering our policies that relate to the compensation of our NEOs. We are committed to providing an executive compensation program that supports the following goals and philosophies:

•	aligning our management team’s interests with those of our stockholders, including our continued investment in solutions that reduce carbon emissions and increase resilience to climate change;
•	motivating and rewarding our management team for executing our operational plans with a focus on sustainable long-term growth in a manner that is consistent with appropriate risk-taking based on sound corporate governance practices; and
•	attracting and retaining an experienced and effective management team while also maintaining an appropriate expense structure.

Structure of Our Executive Compensation Program

As discussed in more detail in this CD&A, our executive compensation program is comprised of the following primary compensation elements:

•	base salary, which is an element of compensation set at levels that are commensurate with our NEOs’ positions and provide fixed pay to attract and retain our NEOs, taking into account our budgeted operating expenses;
•	incentive compensation (annual bonus) that is payable in cash or equity that vests over time; and
•	long-term equity incentive program comprised of awards subject to both time-based and performance-based vesting that are designed to meet both our long-term growth and retention objectives.

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For 2022, over 75% of our targeted executive compensation was variable or equity-based (as opposed to a fixed cash amount) as shown below:

	Percentage of 2022 Targeted Compensation
Compensation Element	Type of Compensation	Mr. Eckel	Other Named Executive Officers
Annual base salary	Fixed	12%	17% to 21%
Annual cash or equity incentive	Variable / Equity-based	20%	26% to 29%
Long-term equity incentive program	Variable / Equity-based	68%	51% to 57%

The Compensation Committee believes having a significant portion of variable or equity-based compensation achieves our goals of encouraging high performance, promoting accountability, retaining skilled and diverse leadership and motivating our executives to achieve our business objectives and aligning their interests with those of our stockholders.

Overview of 2022 Performance and our Pay for Performance Philosophy

One of the guiding principles underlying the Compensation Committee’s executive compensation philosophy is that compensation should encourage and reward strong financial and operational performance. Our executive compensation philosophy is also implicitly linked to ESG performance, as our financial performance is driven in large part from investments that address climate change – either through quantified projected reductions in carbon emissions or other environmental benefits. In furtherance of this philosophy, the Compensation Committee established the 2022 annual incentive plan with quantitative and qualitative performance goals based upon the Company’s strategic goals. The quantitative goals were intended to focus our NEOs on the key financial metrics that impact the Company’s results and stockholder value, including Distributable Earnings per share and Distributable ROE. The qualitative goals included an evaluation of overall performance of each NEO.

(1)	Distributable Earnings per share is not a financial measure calculated in accordance with GAAP. A reconciliation of 2022 Distributable Earnings to GAAP net income is located on page 60 of our Form 10-K for the year ended December 31, 2022. A reconciliation of 2021 Distributable Earnings to GAAP net income is located on page 63 of our Form 10-K for the year ended December 31, 2021. We refer to this metric as “Distributable Earnings.” In accordance with our investment policy, we will only invest in assets that are negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption. As a result, our Distributable Earnings and other performance metrics that are based on Distributable Earnings are linked to the positive contributions we make to the environment. We believe that Distributable Earnings has been a meaningful indicator of our economic performance and is useful to our investors as well as management in evaluating our performance as it relates to expected dividend payments over time. Additionally, we believe that our investors also use Distributable Earnings, or a comparable supplemental performance measure, to evaluate and compare our performance to that of our peers, and as such, we believe that the Distributable Earnings metric is useful to our investors.
(2)	The decline in GAAP EPS and GAAP ROE in 2022 was largely due to allocations of income in the prior period related to tax credits allocated to our investors which did not recur, as well as our current period allocation of unrealized mark to market losses on economic hedges used by some of our projects. Renewable energy projects often enter into contracts to minimize the impact of increasing power prices. These contracts serve as economic hedges where rising power prices cause the value of these contracts to decrease, which in our case is recognized through the project’s income statement under mark-to-market accounting. As these economic hedges are settled over the life of the contracts, the projects will sell power at the higher market price, offsetting the loss recognized on the hedge.
(3)	Distributable Return on Equity is not a financial measure calculated in accordance with GAAP. It is calculated as annual Distributable Earnings as described above divided by the average of our GAAP stockholders’ equity as of the last day of the four quarters during the year. GAAP stockholders’ equity as of December 31, 2022, is located on page 81 of our Form 10-K for the year ended December 31, 2022. GAAP stockholders’ equity as of March 31, June 30, and September 30, 2021 are located on page 1 of the respective quarter’s Form 10-Q. We refer to this metric as “Distributable ROE.”

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Higher recurring GAAP-based and Distributable net investment income, which came from significant origination volumes, a continued reduction to our financing costs, and continued strength in gain on sale and other fee income contributed to a financially successful year for us. This resulted in Distributable Earnings per share and Distributable ROE exceeding our predetermined targets which, when taken together, entitled the NEOs to receive 200% of their target corporate performance bonus amounts, which was 80% of NEO incentive compensation. It was also determined, based on Compensation Committee evaluation and input from the CEO, that the NEOs had performed at or above expected levels on their individual performance measures, which comprised the remaining 20% of such NEO compensation. The calculated corporate performance combined with individual performance resulted in the NEOs receiving an average of 190% of their target incentive compensation, an increase from approximately 180% from 2021.

Our 2022 results would not have been achieved without the leadership and efforts of the NEOs, and the results had a direct impact on the compensation decisions. When it made its decisions about compensation to be paid in 2023 for 2022 performance, the Compensation Committee recognized the 2022 results and achievements noted above, the performance of the Company and the NEOs, the performance of the Company as compared to other companies in our peer group (as defined below) and the contributions and accomplishments of our NEOs to our continuing growth.

OUR EXECUTIVE COMPENSATION PROGRAM BEST PRACTICES

Our executive compensation program incorporates the following best practices:

•	All Compensation Committee members are independent directors.
•	Our independent compensation consultants are engaged directly by the Compensation Committee and provide no other services to management or the Company.
•	Compensation structure with targeted compensation that is predominately variable based on performance and equity-based.
•	Compensation Committee reviews and considers total compensation for each NEO against a peer group (as defined below).
•	Robust stock ownership guidelines.
•	Clawback policy for the recoupment of performance or incentive-based compensation if an accounting restatement is needed because of material noncompliance by the Company with any financial reporting requirements under the securities laws.
•	Limited executive perquisites.
•	Hedging, pledging and margin accounts related to our Common Stock not permitted.
•	Equity incentive plan that prohibits repricing of stock options without prior stockholder approval.
•	Equity incentive plan provides that equity awards are subject to a minimum vesting period of no less than one year.

PROCESS FOR SETTING EXECUTIVE COMPENSATION

The Compensation Committee has primary responsibility for setting and approving the compensation of our chief executive officer and, upon the recommendation of our chief executive officer, reviewing and approving compensation for our other NEOs in a manner that is effective and consistent with our overall executive compensation strategy. As part of that responsibility, the Compensation Committee reviews the performance of each of our NEOs on an individual basis. As part of its process for reviewing the performance of our NEOs for 2022, the Compensation Committee considered the recommendations of our chief executive officer relating to the compensation of our NEOs.

The Compensation Committee typically reviews compensation levels for our NEOs near the beginning of each calendar year when determining base salaries and budgeted amounts for total compensation for the new fiscal year, and then meets again following the end of such fiscal year to review the Company’s and the NEOs’ actual performance, at which time it makes determinations with respect to adjustments to base salary, annual cash and equity bonuses and our long-term equity incentive program. The Compensation Committee also meets periodically during the fiscal year to review the Company’s performance and other compensation matters, such as quarterly bonus accruals. As part of its annual review of the compensation paid to our NEOs, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance compared to goals and objectives established for the Company and the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs within our peer group (as defined below), our financial performance and financial condition, the execution of our investment and financing strategy, the impact of compensation determinations on our budgeted operating expense ratios and certain other quantitative and qualitative factors. These factors described

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above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon market conditions, corporate priorities and individual circumstances.

From 2018, the Compensation Committee also engaged Pay Governance, a compensation consulting firm, to report to the Compensation Committee on the setting of certain annual bonus targets for our NEOs. In July 2019, the Compensation Committee engaged Pay Governance to provide advice regarding the executive compensation program for our senior management team and board of directors, including analysis and recommendations regarding (1) base salaries, annual bonuses, including the mix of cash and equity, and long-term incentive compensation for our executive management team, (2) the director compensation program for independent members of our board of directors, and (3) other matters as requested by the Compensation Committee. Pay Governance was also engaged by the Compensation Committee in March 2021 to ascertain the benefits of adopting a DEIJA policy as well as proposing various performance standards related to such policy as it relates to the composition of the members of board of directors and leadership team against which annual CEO and the other NEOs’ compensation would be evaluated by our board of directors.

As part of the annual review of compensation payable to each of our NEOs, the Compensation Committee typically considers the compensation practices and levels at other companies that it deems generally comparable in structure and strategy. For 2022, this consideration was based on a July 2021 Pay Governance peer group report that included other internally managed mortgage REITs or specialty-finance or renewable energy companies with market capitalizations ranging from approximately $0.6 billion to $19.4 billion as compared to our market capitalization at the same time of approximately $4.4 billion. We sometimes refer to this group as our “peer group” for purposes of determining compensation.

Arbor Realty Trust, Inc.		Main Street Capital Corporation
Capstead Mortgage Corporation		New York Mortgage Trust, Inc.
CoreSite Realty Corporation		Plug Power Inc.
First Solar, Inc.		Redwood Trust, Inc.
Hercules Capital, Inc.		SunPower Corporation
Iron Mountain, Incorporated		Sunrun Inc.
iStar Inc.		TPI Composites, Inc.
Ladder Capital Corp.		Uniti Group Inc.
Walker & Dunlop, Inc.

The Compensation Committee works jointly with management and the compensation consultant to design and implement a compensation plan that combines the elements of current cash compensation in the form of a base salary, an annual bonus (payable in cash and equity) and long-term equity incentive compensation in one plan, which we refer to as the executive compensation program, the components of which are described below. The Compensation Committee and our board of directors approved the program on an annual basis for the purpose of (i) attracting and retaining top performing employees, (ii) motivating employees by tying compensation directly to our financial performance, and (iii) rewarding exceptional individual performance that supports our overall objectives. The Compensation Committee believes that by issuing both cash and equity incentive awards, the executive compensation program allows us to more closely match the incentives of our NEOs with both the long and short-term goals of the business while also improving our ability to monitor the results of our compensation program.

Scope of Authority of the Compensation Committee

The Compensation Committee has overall responsibility for approving, evaluating and, in some cases, recommending to our board of directors, on an annual basis, director and officer compensation plans, policies and programs of the Company, including determining salaries, annual cash bonuses, equity awards, change in control and termination arrangements and director fees. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and pay any compensation consultant to be used to assist in the evaluation of director and senior executive compensation, as well as the authority to retain special legal, accounting or other consultants to advise the Compensation Committee and may form subcommittees and delegate its authority to such subcommittees. No subcommittees were formed by the Compensation Committee in 2022.

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EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The following provides an overview of our approach to each primary element of our NEO compensation program and an analysis of the compensation paid under each of these elements. Equity incentives have been granted under the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, as previously amended (the “2013 Plan”), and the 2022 Plan.

Compensation Element	Objective	Key Features
Base Salary (Cash)	• Provides a fixed element of compensation commensurate with each NEOs position and responsibility.	• Adjustments are generally considered annually based on individual performance, level of pay relative to the market and our peer group, internal pay equity, and retention.
Annual Incentive Compensation (Cash and Equity)	• Provides an annual incentive or bonus based upon our overall corporate and individual performance as well as objective and subjective performance criteria that are aligned with the strategic direction of the Company.

•  Compensation Committee approves the overall corporate and individual performance measures as well as objective and subjective performance criteria on an annual basis.

•  Compensation Committee determines allocation between cash and equity on an annual basis, as well as the vesting criteria of the annual equity awards.

Long-term Incentive Program (Equity)	• Provides equity-based incentives that contain multi- year vesting and/or performance criteria in order to further our retention objectives and align the interests of our NEOs with those of our stockholders over a longer time period.	• Compensation Committee determines allocation between time-based and performance-based awards. • Compensation Committee determines the performance targets and vesting criteria.
Health Welfare, and Other Benefits	• Offers all eligible employees a competitive benefits package, which includes health and welfare benefits, such as 401(k), medical, dental, disability insurance, and life insurance benefits.	• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.
Perquisites and Other Benefits	• Other than life insurance and disability benefits provided to Mr. Eckel as described below and, beginning in 2023, Mr. Lipson, we do not provide any perquisites and do not intend to provide perquisites exceeding $15,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.	• N/A

In terms of compensation paid to our NEOs, we have generally provided annual base salaries and target annual bonus opportunities within a competitive range of the median of the peer group with a higher level of long-term incentive equity compensation. We do not, however, have a policy of targeting compensation for our NEOs to any specific level within the range of total compensation paid by our peer group (i.e., median, upper or lower); rather, we have attempted to structure our executive compensation program and to compensate our NEOs in a manner that is both competitive enough to retain their services and rewards their performance, hard work and dedication, but is also consistent with our needs to maintain an appropriate expense structure.

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Base Salary

Base salary, which represents the fixed element of our executive compensation program, provides for basic economic security at a level that allows us to retain the executive’s services. The Compensation Committee generally establishes annual base salaries for our NEOs commensurate with the level of experience that the executive brings to the position, the nature of the responsibilities required of the executive, such as whether the executive is performing in multiple roles, how successful the executive is in achieving goals established by the Compensation Committee and the executive’s contributions to the Company, but does not assign any specific weights to these factors. As discussed in other parts of this CD&A, the Compensation Committee also considers the size of the Company and our budgeted operating expenses in setting annual base salaries. Base salaries are reviewed and may be adjusted to better match competitive market levels, to ensure executive retention or to recognize an executive’s professional growth and development, increased responsibility or other discretionary factors. The table below reflects the annual salary of our NEOs with increases effective in April of each of the years:

Name	2021 Annual Salary ($)	2022 Annual Salary ($)	2023 Annual Salary ($)
Jeffrey W. Eckel	825,000	825,000	412,500
Jeffrey A. Lipson	525,000	525,000	775,000
Susan D. Nickey	370,000	400,000	420,000
Marc T. Pangburn	370,000	400,000	425,000
Nathaniel J. Rose	415,000	415,000	420,000

The determination to increase base salaries in 2023 for certain of our NEOs was driven by the performance of our NEOs and our desire to establish a base salary that is more competitive in the market. As of March 1, 2023, Mr. Eckel transitioned to the role of Executive Chair, Mr. Lipson became our chief executive officer and president and Mr. Pangburn became our CFO. As a result, 2023 salaries for Messrs. Eckel, Lipson and Pangburn reflect their new roles.

Annual Incentive Compensation or Bonuses

Annual incentive compensation, in the form of cash incentive compensation and equity incentive awards subject to time-based vesting conditions, is available to each of the NEOs under our executive compensation program, with the Compensation Committee determining the allocation between cash and equity. Incentive compensation serves as a means of linking annual compensation both to our overall performance and to objective and subjective performance criteria that are aligned with the Company’s strategic direction.

We provided our NEOs with the opportunity to earn annual incentive compensation for achieving corporate financial and non-financial goals for performance in 2021 and 2022. These bonus awards, which provide for no minimum award or guaranteed payment, are comprised of two parts: a quantitative component and a qualitative component.

The following chart summarizes the target bonus percentage and actual awarded bonus percentages for 2021 and 2022 calculated as a percentage of the base salary at the end of the respective year.

Name	2021 Target Bonus (%)	2022 Target Bonus (%)	2021 Actual Bonus (%)	2022 Actual Bonus (%)
Jeffrey W. Eckel	175	175	315	333
Jeffrey A. Lipson	150	150	270	285
Susan D. Nickey	125	125	225	239
Marc T. Pangburn	125	125	225	239
Nathaniel J. Rose	150	150	270	285

The target bonus percentage for Mr. Rose for 2023 is unchanged from 2022. For 2023, the target bonus (%) for Mr. Eckel is 237%, Mr. Lipson is 175%, Ms. Nickey is 140% and Mr. Pangburn is 150%.

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2022 Bonus Awards awarded in 2023

For 2022, our NEO incentive compensation was weighted such that 90% was based on quantitative corporate performance measures and 10% was based on an evaluation of individual performance. The following table sets forth the quantitative corporate performance measure hurdles and corresponding incentive compensation payouts for each of the NEOs under the quantitative component of the incentive plan:

Corporate Performance Objectives	Weighting	Quantitative Company Performance Hurdle(1)	Payout as a % of Target Upon Achievement of Hurdle(1)	Actual Performance
2022 Distributable Earnings / share	75%	$1.88 - $1.98	50%
		$1.98	100%	$2.08
		$1.98 - $2.07	200%

2022 Distributable ROE	25%	9.25% – 10.0%	50%
		10.0%	100%	11.4%
		10.0% – 10.75%	200%
(1)	Actual results were interpolated between these values.

The calculated achievement of corporate goals was 200%, which, when combined with qualitative measures, resulted in our NEOs receiving an average of 190% of their targeted bonus. In accordance with the 2022 Bonus Awards, our NEOs received the following amounts of total incentive compensation for 2022 that was paid or granted in 2023:

Name	Total Incentive Compensation Earned in 2022 ($)	% of Incentive Compensation Paid in Cash	% of Incentive Compensation Paid in LTIP Units or Restricted Stock
Jeffrey W. Eckel	2,743,125	100	—
Jeffrey A. Lipson	1,496,250	100	—
Susan D. Nickey	957,500	100	—
Marc T. Pangburn	957,500	100	—
Nathaniel J. Rose	1,182,750	100	—

2021 Bonus Awards awarded in 2022

For 2021, our NEO incentive compensation was weighted such that 80% was based on quantitative corporate performance measures and 20% was based on an evaluation of individual performance. The following table sets forth the quantitative corporate performance measure hurdles and corresponding incentive compensation payouts for each of the NEOs under the quantitative component of the incentive plan:

Corporate Performance Objectives	Weighting	Quantitative Company Performance Hurdle(1)	Payout as a % of Target Upon Achievement of Hurdle(1)	Actual Performance
2021 Distributable Earnings / share	75%	$1.59 – $1.72	50%
		$1.72	100%	$1.88
		$1.72 – $1.85	200%

2021 Distributable ROE	25%	9.25% – 10.0%	50%
		10.0%	100%	11.2%
		10.0% – 10.75%	200%
(1)	Actual results were interpolated between these values.

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The calculated achievement of corporate goals was 200% which, when combined with qualitative measures, resulted in our NEOs receiving an average of 180% of their targeted bonus. In accordance with the 2020 Bonus Awards, our NEOs received the following amounts of total incentive compensation for 2020 that was paid or granted in 2021:

Name	Total Incentive Compensation Earned in 2021 ($)	% of Incentive Compensation Paid in Cash	% of Incentive Compensation Paid in LTIP Units or Restricted Stock (1)
Jeffrey W. Eckel	2,598,750	100	—
Jeffrey A. Lipson	1,417,500	100	—
Susan D. Nickey	832,500	100	—
Marc T. Pangburn	832,500	100	—
Nathaniel J. Rose	1,120,500	100	—

Long-Term Incentive Program Granted in 2022

NEOs are eligible to participate in a long-term equity incentive program that was based upon (i) our desire to increase the executive’s ownership stake in the Company and better align the executive’s long-term interests with those of our stockholders, (ii) our desire to tie total incentive compensation (including equity incentive awards) to specified quantitative performance measures, (iii) our desire to increase the amount of non-cash, equity incentive compensation earned by our NEOs as a percentage of their total compensation, and (iv) our desire to provide our NEOs with a competitive balance of current cash compensation and equity compensation subject to time-based and performance- based vesting conditions that increases the executive’s incentive to remain with the Company over the longer-term.

To address the goal of aligning the interests of our NEOs with those of our stockholders, the Compensation Committee allocated 50% of the award to each of our NEOs in the form of either restricted stock units (“RSUs”) or, at the election of our NEOs, performance-based LTIP units that, upon conversion, may become Restricted Limited Partnership Units (“OP units”). RSUs and performance-based LTIP Units vest only upon achievement of specified performance metrics. These performance awards subject our NEOs to the downside risk of a decrease in the value of their compensation if the returns to our stockholders do not match the returns of the index against which our returns are being measured (“Relative TSR”) or we do not achieve a specified total stockholder return (“Absolute TSR”). In addition, LTIP units are a special kind of partnership interest that have no value if there is not a positive partnership revaluation event, as defined by the U.S. Internal Revenue Service. Both Absolute and Relative TSR goals are measured on an approximate three-year basis or such shorter period upon the occurrence of a change of control. The number of performance awards that may be earned range from 50% of target for threshold performance achievement, and 200% of target for outperformance achievement. Under the Relative TSR component, target units are earned only if our total stockholder return is equal to or above the 55th percentile of the index. Further, the total units earned will not exceed 100% of the target if the Absolute TSR is below zero.

We believe that growth in stockholder return is important to investors and is an appropriate measure of our long-term success. The use of stockholder return was based upon an analysis of the measures used by the other companies in our peer group. The Compensation Committee allocated the remaining portion of the annual award in the form of time-vested restricted Common Stock or, at the election of the officer, time-restricted LTIP units. This allocation satisfies the need for a useful retention tool, given that in our market there is a demand for experienced executive talent. The service-based award furthers our goal of aligning the long-term interests of our NEOs with those of our stockholders as it subjects our NEOs to the downside risk of a decrease in compensation if the price of our Common Stock declines.

Name	2022 Performance Based Award LTIP Units(1)	2022 Time Based Award LTIP Units(2)	Total Value of 2022 Award ($)(3)
Jeffrey W. Eckel	87,864	43,933	4,430,369
Jeffrey A. Lipson	25,752	12,874	1,298,388
Susan D. Nickey	18,500	9,248	932,724
Marc T. Pangburn	18,500	9,248	932,724
Nathaniel J. Rose	25,484	12,742	1,284,967
(1)	Represents the total amount of LTIP units that have been granted, which reflect maximum performance. 50% of the units are to be earned based on Absolute TSR over a three-year time period and 50% of the units are to be earned based on Relative TSR over the same time period. The actual OP units to be earned under such grants of LTIP units, which vest based on the achievement of certain targets, are calculated according to the chart below. The total units earned will not exceed 100% of the target if the Absolute TSR is below zero.

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Total Stockholder Return Metrics	Threshold 50%	Target 100%	Outperform 200%
Absolute TSR	18.0%	24.0%	30.0%
Relative TSR	30.0%	55.0%	80.0%
(2)	Represents time-based LTIP units that vest in three equal annual amounts on May 15, 2023, and March 5, 2024 and 2025.
(3)	Amounts in this column represent the aggregate grant date fair value of awards of both the time-vested and performance-vested LTIP units computed in accordance with FASB ASC Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2022 (Note 2 and Note 11, Equity). The time vested grants were valued at $46.08 per unit, the closing price of our Common Stock on the NYSE on March 25, 2022, the date of grant. The Absolute TSR units were valued at $25.88 per unit and the Relative TSR units were valued at $28.89 in each case by an independent appraisal.

Benefits

Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. The NEOs are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance, and in our 401(k) plan.

Severance Benefits Payable Upon Termination of Employment or a Change in Control

In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our NEOs with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to our NEOs in the event their employments are terminated under certain circumstances. For more information regarding the terms of the employment agreements, see “—Narrative to Summary Compensation Table.” The employment agreements are reviewed annually by the Compensation Committee.

In April 2022, our board of directors approved our Retirement Policy with immediate effect. Our Retirement Policy provides for full vesting at retirement of any time-based awards that were granted prior to the date of retirement. Further, the Retirement Policy permits the vesting performance-based awards that were granted prior to the date of retirement according to the original vesting schedule of the award, subject to the achievement of the applicable performance measures. The Retirement Policy applies to employees as of the earlier of the date the applicable employee (1) reaches an age of 65 years or (2) reaches an age of 55 years and has worked at the Company for at least 10 years. Employees who have been actively employed by the Company since before the date of our initial public offering are credited with five years of prior service for purposes of determining their eligibility at retirement. Our Retirement Policy applies to all employees who receive grants of equity awards, whether they are NEOs, executive officers or other employees. The Company reserves the right to waive, amend, terminate or discontinue the policy to the extent our board of directors determines that it is in the Company’s interest.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), places a $1,000,000 limit on the amount of compensation that may be deducted annually by the Company on our tax return with respect to certain NEOs, defined as “covered members” under Section 162(m). In December 2020, final regulations around Section 162(m) were published, which pertain in part to up-REIT structures. The final regulations provide that the Company’s distributive share of any compensation deduction for amounts paid to our NEOs by our Operating Partnership after December 18, 2020, as well as time-based and performance-based restricted stock awards awarded after November 2, 2017, are subject to the Section 162(m) deduction limit. When the Company determines whether to use performance-based awards in its grants to NEOs, it keeps in mind that there is generally no tax deduction with respect to compensation for an NEO in excess of $1,000,000 a year, and the Company’s performance-based pay practices may change accordingly in the future. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating executives, including our NEOs, in a manner designed to promote our corporate goals, including retaining and incentivizing the NEOs, the Compensation Committee has not adopted a policy that all compensation must be deductible.

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ADJUSTMENT OR RECOVERY OF AWARDS

The Company believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s overall compensation philosophy. In furtherance of this goal our board of directors adopted a clawback policy that applies to performance or incentive-based compensation approved, awarded or granted to a Covered Executive (as defined below) and that provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations). This means that any performance or incentive-based compensation, whether cash or equity - denominated, paid to such Covered Executive during the three-year period preceding the publication of the restated financial statements would have been lower had it been calculated based on such restated financial statements. For the purposes of this clawback policy, the term “Covered Executive” shall mean any NEO as determined by the Compensation Committee pursuant to Item 402 of Regulation S-K and other key employees identified by the Compensation Committee, and includes our NEOs.

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.

The Compensation Committee has assessed the compensation policies and practices for our employees, including our NEOs, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee generally considers whether our compensation programs encourage excessive risk taking during its annual review of such programs, which typically occurs during the first quarter of each year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.

Compensation Committee

Richard J. Osborne (Chair)
Lizabeth A. Ardisana
Teresa M. Brenner
Steven G.Osgood

April 19, 2023

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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2022 SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Jeffrey W. Eckel Director, President and Chief Executive Officer	2022	825,000	4,430,369	2,743,125	15,250	8,013,744
	2021	763,167	5,857,833	2,598,750	21,855	9,241,605
	2020	639,500	2,385,784	951,256	21,705	3,998,245
Jeffrey A. Lipson Chief Financial Officer, Chief Operating Officer and Executive Vice President	2022	525,000	1,298,388	1,496,250	15,250	3,334,888
	2021	483,333	1,940,563	1,417,500	14,500	3,855,896
	2020	383,333	723,034	425,000	14,250	1,545,617
Susan D. Nickey Executive Vice President and Chief Client Officer(5)	2022	390,000	932,724	957,500	15,250	2,295,474
	2021	350,448	1,199,478	832,500	14,500	2,396,926
Marc T. Pangburn Executive Vice President and Co-Chief Investment Officer(5)	2022	390,000	932,724	957,500	15,250	2,295,474
	2021	336,667	891,730	832,500	14,500	2,075,397
Nathaniel J. Rose Executive Vice President and Co-Chief Investment Officer	2022	415,000	1,284,967	1,182,750	15,250	2,897,967
	2021	406,667	2,066,465	1,120,500	14,500	3,608,132
	2020	386,667	930,409	497,250	14,250	1,828,576
(1)	See “—Compensation Discussion and Analysis—Base Salary” for further salary information. Principal position for the persons shown reflect their positions as of December 31, 2022. As of March 1, 2023, Mr. Eckel transitioned to the role of Executive Chair, Mr. Lipson became our chief executive officer and president and Mr. Pangburn became our CFO.
(2)	Amounts in this column represent the aggregate grant date fair value of awards of restricted shares of Common Stock, RSUs or LTIP units computed in accordance with FASB ASC Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2022 (Note 2 and Note 11, Equity). See 2013 Plan, 2022 Plan and Grants of Plan-Based Awards below for additional information on share grants.
(3)	See “—Compensation Discussion and Analysis—Annual Incentive Compensation—2021 Bonus Awards awarded in 2022” for further information on the non-equity incentive plan compensation earned for 2020 and paid in 2021. See “—Compensation Discussion and Analysis—Annual Incentive Compensation—2022 Bonus Awards awarded in 2023” for non-equity incentive compensation earned in 2022 and paid in 2023.
(4)	Other compensation includes the Company’s matching contribution to each NEO’s 401(k) account of $15,250 for 2022, $14,500 for 2021 and $14,250 for 2020 and $0, $7,355 and $7,455 in insurance premiums for 2022, 2021 and 2020, respectively, for $5,000,000 of life insurance for Mr. Eckel, approximately $500,000 of which is for the benefit of the Company.
(5)	Ms. Nickey and Mr. Pangburn became named executive officers in 2021.

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GRANTS OF PLAN-BASED AWARDS FOR 2022

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards:	Grant date
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	number of shares of stock or units (#)(3)	fair value of stock and option awards ($)(4)
Jeffrey W. Eckel Director, President and Chief Executive Officer	3/25/22	—	—	—	—	—	—	43,933	2,024,433
	3/25/22	—	—	—	21,966	43,932	87,864	—	2,405,936
	—	—	—	2,743,125	—	—	—	—	—
Jeffrey A. Lipson Chief Financial Officer, Chief Operating Officer and Executive Vice President	3/25/22	—	—	—	—	—	—	12,874	593,234
	3/25/22	—	—	—	6,438	12,876	25,752	—	705,154
	—	—	—	1,496,250	—	—	—	—	—
Susan D. Nickey Executive Vice President and Chief Client Officer	3/25/22	—	—	—	—	—	—	9,248	426,148
	3/25/22	—	—	—	4,625	9,250	18,500	—	506,576
	—	—	—	957,500	—	—	—	—	—
Marc T. Pangburn Executive Vice President and Co-Chief Investment Officer	3/25/22	—	—	—	—	—	—	9,248	426,148
	3/25/22	—	—	—	4,625	9,250	18,500	—	506,576
	—	—	—	957,500	—	—	—	—	—
Nathaniel J. Rose Executive Vice President and Co-Chief Investment Officer	3/25/22	—	—	—	—	—	—	12,742	587,151
	3/25/22	—	—	—	6,371	12,742	25,484	—	697,816
	—	—	—	1,182,750	—	—	—	—	—
(1)	The amounts reported represent 2022 cash incentive compensation paid in 2023. The calculation of the actual amounts paid is discussed in “CD&A—Annual Incentive Compensation or Bonuses” above.
(2)	Represents LTIP units which may, if the value of our operating partnership appreciates, may be exchanged for OP units. The LTIP units vest based on the achievement of certain targets. See “CD&A—Long-Term Incentive Program Granted in 2022” above.
(3)	The awards represent OP units that could be earned under awards of LTIP units, which vest based on the achievement of certain targets, granted for the 2022 Long-Term Incentive program under the 2022 Plan. A description of the terms appears at “CD&A—Long-Term Incentive Program Granted in 2022” above.
(4)	Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of LTIP units granted under the 2022 Plan. A description of the terms and the grant fair value appears at “CD&A—Long-Term Incentive Program Granted in 2022” above.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements

As of December 31, 2022, we had employment agreements with each of our NEOs, which we summarize below. As of March 1, 2023, Mr. Eckel transitioned to the role of Executive Chair, Mr. Lipson became our chief executive officer and president and Mr. Pangburn became our CFO. Each entered into new or amended employment agreements, as applicable, with the Company in connection with this leadership transition. Summaries of the new or amended employment agreements, which became effective on March 1, 2023, have also been provided below.

Employment Agreements as of December 31, 2022

The employment agreements for Messrs. Eckel and Rose each provide for automatic one-year extensions unless either party provides at least 90 days’ notice of non-renewal. Each employment agreement was extended in 2021. The employment agreements for Messrs. Lipson and Pangburn and Ms. Nickey provide that the term of such party’s employment shall continue until either party provides at least 30 days’ notice of termination. These employment agreements require our NEOs to devote substantially all of their time to our affairs.

The employment agreements provide for:

•	an annual base salary no less than those listed in “CD&A—Base Salaries” above, subject to increases at the discretion of our board of directors or the Compensation Committee,
•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our board of directors or the Compensation Committee, which will be awarded at the discretion of the Compensation Committee,

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•	participation in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives,
•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives, and
•	for Mr. Eckel only, payment of the premiums for a long-term disability insurance policy which provides benefits equal to at least 300% of his annual base salary and payment of the premiums for a term life insurance policy in the amount of $5,000,000 for the benefit of his heirs.

Our NEOs are eligible for annual bonuses and regular, annual grants of restricted stock, stock options, OP units or other awards pursuant to our 2022 Plan described below and pursuant to the terms of the applicable award agreements related to such grants. See CD&A above for further information on the annual bonuses and 2022 Plan grants.

The employment agreements for Messrs. Eckel and Rose provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), or as a result of our notice of non-renewal of the applicable employment term, the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	an amount equal to the sum of the executive’s then-current annual base salary plus the greater of his annual average bonus over the prior three years (or such fewer years with respect to which the executive received an annual bonus) and the executive’s target annual bonus for the year of termination, multiplied by three for Mr. Eckel and by 1.5 for each of Messrs. McMahon and Rose,
•	for Mr. Eckel only, a prorated annual bonus based on the maximum annual bonus that the executive could have earned for the year of termination and the number of days employed in the year of termination,
•	health benefits for the executive and his eligible family members for two years following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and
•	100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

Mr. Lipson’s employment agreement provides that if his employment is terminated by us for reasons other than for “cause” or by him for “good reason” (each as defined in the employment agreement), he will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	an amount equal to the sum of eighteen months of his then-current annual base salary and 150% of his annual average bonus over the prior three years (or such fewer years with respect to which he received an annual bonus),
•	health benefits for eighteen months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and
•	100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

Ms. Nickey and Mr. Pangburn’s employment agreements each provide that if his or her employment is terminated by us without “cause” or by him or her for “good reason” (each as defined in the applicable employment agreement), he or she will be entitled to the following severance payments and benefits, subject to his or her execution and non-revocation of a general release of claims:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	an amount equal to 100% of his or her annual average bonus over the prior three years (or such fewer years with respect to which he or she received an annual bonus),
•	health benefits for one year following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and
•	100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

The employment agreements provide that the executive or the executive’s estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each executive or, in the event of the executive’s death, the executive’s beneficiaries will receive:

•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,
•	for Mr. Eckel upon death or disability, and for Messrs. Lipson, Pangburn and Rose and Ms. Nickey, upon death only, his prorated annual bonus for the year in which the termination occurs,
•	for Messrs. Lipson, Pangburn and Rose and Ms. Nickey, upon disability only, the target annual bonus for the year in which the termination occurs,
•	for Mr. Eckel upon disability only, proceeds from long-term disability insurance policy of 300% of his annual base salary,
•	for Mr. Eckel upon death only, proceeds of a term life insurance policy in the amount of $5,000,000,
•	for Messrs. Eckel and Rose health benefits for the executive and/or his eligible family members for two years following the executive’s termination of employment at the same level as in effect immediately preceding executive’s death or disability, and
•	100% of the unvested equity awards held by the executive will become fully vested and/or exercisable.

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The employment agreement for Mr. Eckel includes the occurrence of a “change in control” (as defined in the employment agreement) in the definition of good reason such that the occurrence of a change in control will entitle Mr. Eckel to trigger the severance obligations for any reason following a change in control. The employment agreements for Mr. Rose provides for a modified definition of “good reason” following a change-in-control (as defined in the applicable employment agreement). The employment agreements for Mr. Rose also provides for 100% of the unvested stock (or stock-based) awards held by the executive to become fully vested and/or exercisable upon the effective date of a change in control. The employment agreement for Mr. Lipson provides for 100% of his unvested time-based stock (or stock-based) awards to become fully vested and/or exercisable in the event his employment is terminated other than for cause within 60 days before or 90 days after a change in control, and for the effect of a termination of employment before or after a change in control on his performance-based stock (or stock-based) awards to be determined in accordance with the applicable agreements under which such awards were granted.

The employment agreements for Messrs. Lipson, Pangburn, and Rose and Ms. Nickey provide that if all, or any portion, of the payments provided under the employment agreements, either alone or together with other payments or benefits that the executive receives or is entitled to receive from us or an affiliate, would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then these payments may be reduced so that no portion of the parachute payment would be subject to excise tax under Section 4999 of the Internal Revenue Code and non-deductible by us under Section 280G of the Internal Revenue Code.

The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and both non-competition and non-solicitation provisions, which apply during the term of the employment agreements and, for Messrs. Pangburn and Rose and Ms. Nickey, for a period of 12 months following termination of employment, and, for Mr. Lipson, for a period of 18 months following termination of employment.

March 1, 2023 Leadership Transition

Transition of Jeffrey W. Eckel to Executive Chair

Mr. Eckel transitioned from our chief executive officer and president and was designated to serve as our executive chair. Mr. Eckel will serve as executive chair for two years. On March 1, 2025, our Board will designate Mr. Eckel to serve as our non-executive chair. In connection with this transition, we have entered into a new employment agreement with Mr. Eckel. Mr. Eckel’s two-year employment agreement includes an annual base salary of $412,500 and a target annual bonus of 237% of Mr. Eckel’s base salary. On March 1, 2023, we granted, and on March 1, 2024, we will grant, to Mr. Eckel an equity compensation award with a target value of $3,285,750, subject to vesting and performance requirements.

During the term (and, if Mr. Eckel’s employment is terminated during the term due to his disability or death, for the period after such termination of employment due to disability or death as is necessary for Mr. Eckel’s disability or death to be covered by the applicable policy), we will maintain and pay the cost of (A) a term life insurance policy with a death benefit in the amount of $5,000,000 on the life of Mr. Eckel and (B) a long-term disability insurance policy for Mr. Eckel which would provide disability benefits to Mr. Eckel in an annual amount not less than 300% of the Mr. Eckel’s annual base salary.

If Mr. Eckel is terminated due to his disability or death, Mr. Eckel or his estate will receive any accrued but unpaid salary and annual bonus, plus a pro rata target bonus for the year in which his termination of employment occurs. For 24 months following such a termination, we will subsidize the cost of Mr. Eckel’s post-employment health coverage. All outstanding equity awards held by Mr. Eckel will become vested and nonforfeitable.

If Mr. Eckel is terminated without cause or leaves employment for good reason, he will be entitled to severance equal to one year of his base salary, one times the greater of the average of his annual bonus for the previous three years or the target bonus for the year of his termination, as well as a pro-rata target bonus for the year of termination. For 24 months following such a termination, we will subsidize the cost of Mr. Eckel’s post-employment health coverage. All outstanding equity awards held by Mr. Eckel will become vested and nonforfeitable.

If Mr. Eckel is terminated for cause, leaves employment without good reason or his term expires, he will be entitled to any accrued but unpaid base salary and annual bonus. Mr. Eckel is subject to typical restrictive covenant provisions following termination of the employment.

Appointment of Jeffrey A. Lipson as Chief Executive Officer

We appointed Mr. Lipson to chief executive officer and president, and we have entered into a new employment agreement with Mr. Lipson.

Mr. Lipson’s employment agreement includes an annual base salary of $775,000 and a target annual bonus of 175% of Mr. Lipson’s base salary. Mr. Lipson will be eligible to receive equity compensation awards when awards are made to similarly situated senior executives of the Company.

During the term (and, if Mr. Lipson’s employment is terminated during the term due to his disability or death, for the period after such termination of employment due to disability or death as is necessary for Mr. Lipson’s disability or death to be covered by the applicable policy), we will maintain and pay the cost of (A) a term life insurance policy with a death benefit in the amount of $5,000,000 on the life of Mr. Lipson and (B) a long-term disability insurance policy for Mr. Lipson which would provide disability benefits to Mr. Lipson in an annual amount not less than 300% of his annual base salary.

If Mr. Lipson is terminated due to his disability or death, Mr. Lipson or his estate will receive any accrued but unpaid salary and annual bonus, plus a pro rata target bonus for the year in which his termination of employment occurs. All outstanding equity awards held by Mr. Lipson will become vested and nonforfeitable.

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If Mr. Lipson is terminated without cause or leaves employment for good reason, he will be entitled to severance equal to three times the sum of (A) one year of his base salary, (B) the greater of the average of his annual bonus for the previous three years or the target bonus for the year of his termination, plus (C) a pro-rata target bonus for the year of termination. For 24 months following such a termination, we will subsidize the cost of Mr. Lipson’s post-employment health coverage. All outstanding equity awards held by Mr. Lipson will become vested and nonforfeitable.

If Mr. Lipson is terminated for cause or leaves employment without good reason, he will be entitled to any accrued but unpaid base salary and annual bonus. Mr. Lipson is subject to typical restrictive covenant provisions following termination of the employment.

Appointment of Marc T. Pangburn as Chief Financial Officer

We appointed Mr. Pangburn to executive vice president and chief financial officer, and we have entered into a new employment agreement with Mr. Pangburn.

Mr. Pangburn’s employment agreement includes an annual base salary of $425,000 and a target annual bonus of 150% of Mr. Pangburn’s base salary. Mr. Pangburn will be eligible to receive equity compensation awards when awards are made to similarly situated senior executives of the Company.

If Mr. Pangburn is terminated by reason of death or disability, his outstanding equity will become vested, and he or his estate will receive a pro rata target bonus for year of his death or a target bonus for the year in which the disability occurs.

If Mr. Pangburn is terminated without cause or leaves employment for good reason, he will be entitled to severance equal to one and one-half times one year of his base salary and one and one-half times the average of his annual bonus for the previous three years. For 18 months following such a termination, we will subsidize the cost of Mr. Pangburn’s post-employment health coverage. All outstanding equity awards held by Mr. Pangburn will become vested and nonforfeitable.

If Mr. Pangburn is terminated for cause or leaves employment without good reason, he will be entitled to any accrued but unpaid base salary and annual bonus.

Mr. Pangburn is subject to typical restrictive covenant provisions following termination of the employment.

2022 PLAN SUMMARY

Purpose

The purpose of the 2022 Plan is to use incentives to attract retain officers, directors, key employees, consultants, advisers, and other personnel and to encourage those individuals to increase their efforts to make our business more successful. The 2022 Plan allows for grants of options, stock appreciation rights, restricted stock, RSUs, phantom shares, dividend equivalent rights, LTIP units, cash-based awards, other restricted limited partnership units issued by our operating partnership and other equity-based compensation. We consider our overall compensation philosophy when we decide to grant awards under the 2022 Plan.

Administration

The Compensation Committee, which is comprised solely of independent directors, administers the 2022 Plan. As discussed on page 21 of this proxy statement, we have amended the Compensation Committee’s charter to make the Compensation Committee primarily responsible administering the 2022 Plan and for making grants under the plan. The Compensation Committee consists of at least two individuals, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director. If no compensation committee exists, our board of directors will exercise the functions of our committee.

Awards Under the 2022 Plan

Shares of Restricted Common Stock

A restricted stock award is an award of shares of Common Stock that are subject to restrictions on transferability and such other restrictions the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules and other restrictions that the Compensation Committee sets. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine.

Except to the extent restricted under an applicable award agreement, a restricted stockholder has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the shares of restricted Common Stock. Although we will pay dividends on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our common stock (unless we provide otherwise in an award agreement), holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

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Phantom Shares and RSUs

A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. A phantom share may also be known as a “Restricted Stock Unit” or “RSU,” which is an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the grantee remain continuously employed or provide continuous services for a specified period of time). Our current practice is to refer to all such awards as RSUs.

RSUs will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, RSUs may generally be settled in cash or by transfer of shares of Common Stock (as provided in the grant agreement).

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Limited Partnership Units

A restricted limited partnership unit may be granted as a unit in our operating partnership (an OP unit) or may include LTIP units, which are structured as profits interests in our operating partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by the operating partnership or the achievement of certain goals or events. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of the operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units. The Compensation Committee will establish all other limitations and conditions of awards of restricted OP units as it deems appropriate.

Amendments and Termination

Our board of directors may amend the 2022 Plan as it deems advisable, except that it may not amend the 2022 Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws.

2013 PLAN

We adopted the 2013 Plan to provide equity-based incentive compensation to members of our senior management team, our independent directors, employees, advisers, consultants and other personnel. Upon approval of the 2022 Plan at our annual meeting on June 2, 2022, our board of directors ceased grants of new awards under the 2013 Plan. However, the 2013 Plan continues to govern unexpired awards.

The 2013 Plan is administered by the Compensation Committee.

Available Shares

The 2013 Plan provided for grants of stock options, shares of restricted Common Stock, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our Operating Partnership and other equity-based awards up to an aggregate of 7.5% of the shares of Common Stock issued and outstanding from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including OP units and LTIP units, into shares of Common Stock). If an award granted under the 2013 Plan expires, is forfeited or terminates, the shares of Common Stock subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.As of the Record Date, we had aggregate outstanding grants of 792,796 shares of restricted Common Stock under the 2013 Plan, which includes (i) 86,363 shares of restricted Common Stock to other employees, all of which are subject to certain vesting requirements, (ii) up to 109,714 shares of Common Stock issuable to our NEOs, 76,109 shares of Common Stock issuable to our other employees and 21,074 shares of Common Stock issuable to our independent directors upon redemption of OP units that are issuable upon time-based vesting and conversion of LTIP units, (iii) up to 306,100 shares of Common Stock issuable to our NEOs and 117,548 shares of Common Stock issuable to our other employees upon redemption of OP units that are issuable upon performance-based vesting and conversion of LTIP units and (iv) up to 75,888 shares of Common Stock issuable to other employees upon performance-based vesting of RSUs.

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Awards Under the 2013 Plan

Shares of Restricted Common Stock

A restricted stock award is an award of shares of Common Stock that are subject to restrictions on transferability and such other restrictions the Compensation Committee imposed at the date of grant. Grants of shares of restricted Common Stock are subject to vesting schedules and other restrictions as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee has determined. Except to the extent restricted under the award agreement relating to the shares of restricted Common Stock, a participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted Common Stock. Although dividends will be paid on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

RSUs

A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. A phantom share may also be known as a “Restricted Stock Unit” or “RSU,” which is an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the grantee remain continuously employed or provide continuous services for a specified period of time). Our current practice is to refer to all such awards as RSUs. RSU awards previously issued under the 2013 Plan were awards of units that are converted into Common Stock at a conversion rate that is based upon the achievement of pre-established criteria and such other restrictions that the Compensation Committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee has determined. A participant granted RSUs under these 2013 Plan awards does not have the rights of a stockholder, including, without limitation, the right to vote the shares of restricted Common Stock and holders of RSUs are prohibited from selling such units until they vest. Under the form of the RSU Award Agreement used for 2013 Plan awards, dividend equivalents will accrue on the RSUs from the grant date, but the grantee is not entitled to receive dividend equivalents until the RSUs vest. In addition, the terms of the performance based RSUs previously granted under the 2013 Plan for a change of control provide that the units shall vest upon a change of control, with the performance period ending immediately prior to the consummation of the change of control and the performance targets prorated on a straight-line basis for such shortened period.

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award.

Restricted Limited Partnership Units

OP units may be issued by our Operating Partnership. A restricted limited partnership unit represents an OP unit or may include LTIP units that are structured as profits interests in our Operating Partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by our Operating Partnership or the achievement of certain goals or events. The Compensation Committee may have elected to provide the right to receive dividends or provide for dividend equivalents. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, the Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of our Operating Partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units, including the option to convert to shares of Common Stock.

Change in Control

Under the 2013 Plan, a change in control is defined as the occurrence of any of the following events: (1) the acquisition of more than 50% of our then outstanding shares of Common Stock or the combined voting power of our outstanding securities by any person; (2) the sale or disposition of all or substantially all of our assets, other than certain sales and dispositions to entities owned by our stockholders; (3) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (4) during any consecutive 24 calendar month period, the members of our board of directors at the beginning of such period, the “incumbent directors,” cease for any reason (other than due to death) to constitute at least a majority of the members of our board of directors (for these purposes, any director whose election or nomination for election was approved or ratified by a vote of at least a majority of the incumbent directors shall be deemed to be an incumbent director); or (5) stockholder approval of a plan or proposal for our liquidation or dissolution.

Upon a change in control, awards may be subject to accelerated automatic or conditional accelerated vesting depending on the terms of the grant agreement establishing the award. In addition, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

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OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END

The following table summarizes all outstanding equity awards held by the NEOs on December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Common Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Common Stock That Have Not Vested ($)(2)
Jeffrey W. Eckel	183,130	5,307,107
Jeffrey A. Lipson	53,334	1,545,619
Susan D. Nickey	36,632	1,061,595
Marc T. Pangburn	39,134	1,134,103
Nathaniel J. Rose	54,928	1,591,813

(1)	The following chart summarizes the vesting of the awards by NEO:

Name and Principal Position	Shares or Units	Vesting
Jeffrey W. Eckel	16,084	3/5/2023
Director, President and Chief Executive Officer	23,334	See Note 3
	60,313	See Note 4
	43,933	See Note 5
	17,500	See Note 6
	21,966	See Note 7
Jeffrey A. Lipson	3,917	3/5/2023
Chief Financial Officer, Chief Operating Officer and Executive Vice President	6,667	See Note 3
	14,688	See Note 4
	12,874	See Note 5
	5,000	See Note 6
	6,438	See Note 7
	3,750	See Note 8
Susan D. Nickey	826	3/5/2023
Executive Vice President and Chief Client Officer	3,334	See Note 3
	3,098	See Note 4
	9,248	See Note 5
	2,500	See Note 6
	4,626	See Note 7
	13,000	3/5/2023
Marc T. Pangburn	1,353	3/5/2023
Executive Vice President and Co-Chief Investment Officer	3,334	See Note 3
	5,073	See Note 4
	9,248	See Note 5
	2,500	See Note 6
	4,626	See Note 7
	13,000	3/5/2023

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Name and Principal Position	Shares or Units	Vesting
Nathaniel J. Rose	5,084	3/5/2022
Executive Vice President and Co-Chief Investment Officer	6,667	See Note 3
	19,063	See Note 4
	12,742	See Note 5
	5,000	See Note 6
	6,372	See Note 7

(2)	Valued at $28.98, the closing price of our shares on the NYSE on December 30, 2022, the last day of trading for 2022.
(3)	These awards are time-based LTIP units that vest in two equal annual amounts on March 5, 2023 and 2024.
(4)	These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2023 depending on the level of achievement of certain targets. See “CD&A-Long-Term Incentive Program Granted in 2021” above. The table reflects 0.625 OP units per LTIP unit based on the performance against the targets through December 30, 2022, the last day of trading for 2022.
(5)	These awards are time-based LTIP units that vest in three equal annual amounts on May 15, 2023 and March 5, 2024 and 2025.
(6)	These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2024 depending on the level of achievement of certain targets. See “CD&A-Long-Term Incentive Program Granted in 2022” above. The table reflects 0.25 OP units per LTIP unit based on the performance against the targets through December 30, 2022, the last day of trading for 2022.
(7)	These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2025 depending on the level of achievement of certain targets. See “CD&A-Long-Term Incentive Program Granted in 2021” above. The table reflects 0.25 OP units per LTIP unit based on the performance against the targets through December 30, 2022, the last day of trading for 2022.

2022 OPTION EXERCISES AND SECURITIES VESTED

The following table summarizes the restricted stock and RSU awards that vested with respect to our Named Executive Officers during the fiscal year ended December 31, 2022.

	Stock Awards
Name	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey W. Eckel	235,359	11,068,924
Jeffrey A. Lipson	47,860	2,154,557
Susan D. Nickey	21,552	912,147
Marc T. Pangburn	16,015	705,326
Nathaniel J. Rose	77,909	3,603,075

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PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

We did not provide any pension benefits or nonqualified deferred compensation plans during 2021 or 2022.

Payments Upon Termination

The following table sets forth the potential payments to each NEO under the terms of their employment agreements and equity award agreements described above due to various scenarios as of December 31, 2022. Amounts shown do not include (a) payment of any unpaid portion of the NEO’s base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, and (c) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid. Amounts shown also do not reflect employment agreements entered into by Messrs. Eckel, Lipson and Pangburn, effective March 1, 2023.

Name	Benefit	Without Cause/For Good Reason / Non-renewal by Company ($)(1)	Death ($)	Disability ($)(2)	Change in Control ($)(3)	Retirement ($)(5)
Jeffrey W. Eckel	Cash	10,910,007	7,743,125	5,218,125	10,910,007	—
	Continued Health Benefits	45,155	45,155	45,155	45,155	—
	Equity(4)	6,101,246	6,101,246	6,101,246	4,385,659	2,415,512
Jeffrey A. Lipson	Cash	2,156,840	1,496,250	1,496,250	2,156,840	—
	Continued Health Benefits	45,732	—	—	45,732	—
	Equity(4)	1,791,949	1,791,949	1,791,949	1,294,739	—
Susan D. Nickey	Cash	553,255	950,000	950,000	553,255	—
	Continued Health Benefits	9,903	—	—	9,903	—
	Equity(4)	1,250,081	1,250,081	1,250,081	940,372	—
Marc T. Pangburn	Cash	456,966	950,000	950,000	456,966	—
	Continued Health Benefits	30,488	—	—	30,488	—
	Equity(4)	1,311,142	1,311,142	1,311,142	1,001,433	—
Nathaniel J. Rose	Cash	1,980,680	1,182,750	1,182,750	1,980,680	—
	Continued Health Benefits	60,976	60,976	60,976	60,976	—
	Equity(4)	1,810,815	1,810,815	1,810,815	1,316,532	—

(1)

This column describes the payments and benefits that become payable if the Company elects not to renew the NEO’s employment agreement, if employment is terminated by the Company without cause, or if employment is terminated by the NEO for good reason.

For Mr. Eckel, the term “cause” means (i) conviction of, or plea of nolo contendere to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations) that is injurious to the business or reputation of the Company; (ii) willful and material misconduct in connection with the performance of his duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to the lawful directions of our board of directors, or to devote substantially all of his business time and efforts to the Company, in either event, which continues for a period of 30 business days after written demand for corrective action is delivered by the Company; or (iv) material breach of (x) any covenant contained in the employment agreement; or (y) the other terms and provisions of the employment agreement and, in each case, failure to cure such breach within 10 days following written notice from the Company specifying such breach.

For Messrs. Lipson, Chuslo, Herron, McMahon, Pangburn, and Rose and Ms. Nickey, the term “cause” means the NEO’s (i) commission of, and indictment for or formal admission to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations); (ii) willful and material misconduct in connection with the performance of the NEO’s duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to the lawful directions of the CEO, to adhere to the Company’s policies and practices or to devote substantially all of the NEO’s business time and efforts to the Company, which failure continues for a period of 30 business days after written demand for corrective action is delivered by the Company; or (iv) material breach of (x) any covenant contained in the employment agreement; or (y) the other terms and provisions of the employment agreement and, in each case, failure to cure such breach within 10 days following written notice from the Company specifying such breach.

The term “good reason” means (i) any change in job title or material diminution in the NEO’s roles and responsibilities from those set forth in the employment agreements (including, without limitation, the assignment of duties inconsistent with the NEO’s position or, for Mr. Eckel only, no longer being the chair of our board of directors and the senior-most executive of the Company); (ii) a reduction in the NEO’s annual salary or annual bonus potential; (iii) a relocation of the Company’s headquarters outside a 30 mile radius of Annapolis, MD or moving of the NEO’s office or place of performance from the Company’s headquarters; (iv) a material breach by the Company of the employment agreement or any other material agreement between the NEO and the Company; or (v) for Mr. Eckel only, there shall have occurred a change in control. For Messrs. Chuslo, Herron, McMahon, and Rose, following a change in control the definition of good reason set forth is modified to delete all references to the term “material.” For Mr. Lipson, the definition is applicable only following a change in control and does not include references to the term “material.”

(2)	The term “disability” means that the NEO has become physically or mentally incapable of performing the duties under the employment agreement and such disability has disabled the NEO for a cumulative period of 180 days within any 12-month period.
(3)	The term “change in control” is defined in “—Change in Control” above.
(4)	Includes the value of accelerated vesting of outstanding equity awards granted to the NEO. The acceleration value of the restricted stock was calculated using the closing price of $28.98 per share on December 30, 2022, the last trading day of 2022. For termination without cause, termination for good reason, non-renewal by the Company, death or disability, the number of performance shares reported is based on the target level of performance. For change in control, the number of performance shares reported is based on the actual level of performance through December 31, 2022.
(5)	Refer to “Severance Benefits Payable Upon Termination of Employment or a Change in Control” above for details of our Retirement Policy.

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CEO COMPENSATION PAY RATIO

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Jeffrey Eckel, our chief executive officer during 2022, to that of our median employee in the table below.

HASI (2022)
CEO Compensation	$8,013,744
Median Employee Compensation	$265,484
CEO to Worker Ratio	30:1

The CEO Compensation is provided in the “Summary Compensation Table” above. We identified the median employee using the annual base salary and expected bonus, as of December 31, 2022, plus any long-term incentive equity awards granted in 2022 for all individuals, excluding our chief executive officer, who were employed by us on December 31, 2022, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). If the median employee’s total compensation was not comparable to the CEO Compensation, for example, because such median employee was hired at the end of the year and thus did not receive long-term incentive equity awards in 2022, we used the next lower employee who was comparable as the median employee. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

2022 PAY VERSUS PERFORMANCE TABLE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of initial fixed $100 investment based on(4):
Year	Summary compensation table total for PEO ($)(1)	Compensation actually paid to PEO ($)(1, 2, 3)	Average summary compensation table total for non- PEO NEOs ($)(1)	Average compensation actually paid to non-PEO NEOs ($)(1, 2, 3)	Total shareholder return	Peer group total shareholder return	Net Income (thousand $)	Distributable Earning per share ($)(5)
2022	8,013,744	(977,130)	2,705,951	713,079	100.75	100.69	41,911	2.08
2021	9,241,605	4,411,821	2,953,807	2,040,073	176.97	134.1	127,346	1.88
2020	3,998,245	25,869,661	1,658,095	7,764,371	205.95	94.92	82,759	1.55

(1)	Mr. Eckel was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Jeffrey A. Lipson	Jeffrey A. Lipson	Jeffrey A. Lipson
J. Brendan Herron	J. Brendan Herron	Nathaniel J. Rose
Nathaniel J. Rose	Nathaniel J. Rose	Susan D. Nickey
Steven L. Chuslo	Steven L. Chuslo	Marc T. Pangburn
Daniel K. McMahon	Daniel K. McMahon
Susan D. Nickey
Marc T. Pangburn

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

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Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	8,013,744	—	(4,430,369)	—	(4,560,505)	(977,130)
2021	9,241,605	—	(5,857,833)	—	1,028,050	4,411,821
2020	3,998,245	—	(2,385,784)	—	24,257,200	25,869,661

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,705,951	—	(1,112,201)	—	(880,671)	713,079
2021	2,953,807	—	(1,586,951)	—	673,217	2,040,073
2020	1,658,095	—	(835,541)	—	6,941,817	7,764,371

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2022	2,262,307	(6,165,136)	—	(1,433,346)	—	775,670	(4,560,505)
2021	5,701,032	(2,907,648)	—	(2,460,600)	—	695,265	1,028,050
2020	10,486,926	11,633,770	—	1,114,284	—	1,022,220	24,257,200

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	567,921	(1,341,806)	—	(235,527)	—	128,741	(880,671)
2021	1,543,385	(513,005)	—	(548,620)	—	191,457	673,217
2020	3,394,119	3,162,358	—	159,713	—	225,627	6,941,817

(4)	The Peer Group TSR set forth in this table utilizes the FTSE NAREIT All Equity REIT Index (“FTSE NAREIT All Equity”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the FTSE NAREIT All Equity, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined Distributable Earnings Per Share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. See Item 7 to our Annual Report on Form 10-K, filed on February 21, 2023, for an explanation of Distributable Earnings, including a reconciliation to the relevant GAAP measure. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Distributable Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Distributable Earnings Per Share during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the FTSE NAREIT All Equity REIT Index over the same period.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked.

Distributable EPS TSR Distributable ROE

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STOCK OWNERSHIP GUIDELINES FOR NAMED EXECUTIVE OFFICERS

Under our stock ownership guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The aggregate value of stock ownership required to be retained is:

•	Executive Chair: six times base salary;
•	Chief Executive Officer and President: six times base salary; and
•	all other NEOs: three times base salary.

Each NEO has five years to comply from the later of the date they become covered under this policy or the date the policy was originally adopted. Until the individual is in compliance, NEOs must retain 50% of any equity grants, net of any shares withheld or sold to satisfy taxes. Stock ownership for the purpose of these guidelines includes shares of Common Stock, restricted stock, OP units (includes LTIP units) and unvested OP units (includes LTIP units) held by the covered individual but excludes RSUs.

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PROPOSAL NO. 4

STOCKHOLDER ADVISORY (NON-BINDING) VOTE TO APPROVE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act provides our stockholders with an opportunity to vote on a proposal, on an advisory (non-binding) basis, regarding how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. By voting on this matter, stockholders may indicate whether they would prefer an advisory vote on executive compensation every one, two, or three years.

After careful consideration of this proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our Company, and therefore our board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in our annual proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices. We understand that our stockholders may have different views as to what is the best approach for our Company and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, or every three years, or abstain from voting.

Our board of directors recommends a vote FOR the option of “One” year as the frequency for future advisory votes on compensation of our Named Executive Officers.

REQUIRED VOTE

If a quorum is present, the option of every year, every two years, or every three years that receives a majority of the votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. In either case, this vote is advisory and not binding on us or our board of directors and our board of directors may decide that it is in the best interests of our stockholders and our Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our NEOs (iii) our directors and (iv) all of our NEOs and directors as a group. Beneficial ownership of our Common Stock includes any shares over which the beneficial owner has sole or shared voting or investment power, any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights and any shares issuable upon redemption of OP units issuable upon time-based vesting and conversion of LTIP units.

	Shares of Common Stock Beneficially Owned As Of April 12, 2023
Name(1)	Number	Percent(2)
Named Executive Officers and Directors:
Jeffrey W. Eckel(3)	1,239,030	1.3%
Jeffrey A. Lipson(4)	184,154	*
Susan D. Nickey(5)	109,164	*
Marc T. Pangburn(6)	95,415	*
Nathaniel J. Rose(7)	321,097	*
Lizabeth A. Ardisana	5,947	*
Clarence D. Armbrister	8,706	*
Teresa M. Brenner	27,302	*
Michael T. Eckhart	17,317	*
Nancy C. Floyd	8,706	*
Charles M. O’Neil	38,855	*
Richard J. Osborne	51,587	*
Steven G. Osgood	56,578	*
Kimberly A. Reed	3,441	*
All directors and executive officers as a group (14 persons)	2,167,299	2.3%
5% or Greater Beneficial Owners:
Wellington Management Group LLP(8)	8,542,080	9.1%
The Vanguard Group(9)	8,354,663	8.9%
Blackrock, Inc.(10)	7,050,449	7.5%

*	Represents beneficial ownership of less than 1%.
(1)	The address for each of the directors and officers named above is 1 Park Place, Suite 200, Annapolis, Maryland 21401.
(2)	As of the Record Date, there were a total of 93,640,137 shares of Common Stock and OP units outstanding, which includes 152,672 unvested shares of restricted Common Stock, 221,716 shares of Common Stock issuable upon redemption of OP units, 1,078,681 shares of Common Stock issuable upon conversion of LTIP units to OP units and redemption of the OP units and 529,246 shares of Common Stock issuable upon redemption of OP units issuable upon time-based vesting and conversion of LTIP units. This amount excludes up to 199,768 shares of Common Stock issuable upon performance-based vesting of RSUs and up to 987,716 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. For the calculation of each holder’s percentage, the total number of shares of Common Stock outstanding used in calculating such percentage assumes that none of the RSUs or OP units (which includes LTIP units convertible into OP units) held by other persons are vested, converted and/or redeemed for shares of Common Stock.
(3)	This amount includes 36,900 shares held by the individual’s significant other, 2,536 shares held in trust for the individual’s minor relatives, 549,894 shares held by the Jeffrey W. Eckel Revocable Trust of which Mr. Eckel is the sole trustee and beneficiary, and 67,661 shares held by Chesapeake Power, LLC of which Mr. Eckel is the sole member. This amount excludes up to 273,396 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HASI Management HoldCo LLC (“HoldCo LLC”). The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(4)	This amount excludes 198,752 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(5)	This amount excludes up to 65,500 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.

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(6)	This amount excludes up to 68,500 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(7)	This amount includes 3,000 shares held by the individual’s significant other. This amount excludes up to 93,484 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(8)	Based on information provided in a Schedule 13G/A filed on February 4, 2023, Wellington Management Group LLP reported shared voting power with respect to 7,405,485 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 8,542,080 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the filing date of the Schedule 13G/A. The business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(9)	Based on information provided in a Schedule 13G/A filed on February 9, 2023, The Vanguard Group reported sole dispositive power with respect to 8,197,614 shares of Common Stock beneficially owned by it, shared voting power with respect to 67,216 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 157,049 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G/A. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(10)	Based on information provided in a Schedule 13G/A filed on February 3, 2023, BlackRock, Inc. reported sole voting power with respect to 6,872,592 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 7,050,449 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G/A. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION AGREEMENTS FOR OFFICERS AND DIRECTORS

We have entered into indemnification agreements with members of our board of directors and our executive officers. These indemnification agreements provide indemnification to these persons by us to the maximum extent permitted by Maryland law and certain procedures for indemnification, including advancement by us of certain expenses relating to claims brought against these persons under certain circumstances.

MEETING INFORMATION

Pursuant to the rules adopted by the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, (the “Notice”) to our stockholders of record as of the Record Date. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly. It also lowers our costs of printing and delivering these materials and reduces the environmental impact of the Annual Meeting. The Notice and this proxy statement summarize the information you need to know to vote by proxy or online during the Annual Meeting via a live webcast.

All stockholders are cordially invited to attend the Annual Meeting virtually, which will be conducted solely via a live webcast. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with Internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows and we will post the questions and answers from the meeting on the Company’s website promptly thereafter.

If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 9:30 a.m., Eastern time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the online check-in procedures.

You may attend the virtual Annual Meeting if you are a stockholder of record, a proxy holder for a stockholder of record, or a beneficial owner of our common stock, par value $0.01 per share (the “Common Stock”), with evidence of ownership.

If you are a registered holder of shares of Common Stock, as of the close of business on the Record Date, the Notice was sent directly to you and you may vote your shares of Common Stock during the Annual Meeting by attending via live webcast. If you hold shares of Common Stock in “street name” through a brokerage firm, bank, broker-dealer or other intermediary, the Notice was forwarded to you by such intermediary and you must follow the instructions provided by such intermediary regarding how to instruct such intermediary to vote your shares of Common Stock.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering a written notice of revocation to our secretary at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, MD 21401 prior to the Annual Meeting, (ii) submitting a later dated proxy or (iii) voting online during the meeting via live webcast. Attending the Annual Meeting via webcast will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes online during the Annual Meeting.

If your shares are held in street name and you desire to vote online during the virtual Annual Meeting, you should request instructions from your bank, broker or other holder of record to be able to participate in or vote at the meeting.

You may attend the virtual Annual Meeting and vote your shares during the meeting at www.virtualshareholdermeeting.com/HASI2023 by using your 16-digit control number as the password and following the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number posted on the virtual shareholder meeting log-in page.

If your shares are held in street name and you desire to change your vote, you should contact the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) for instructions on how to do so. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted (1) FOR the election of the nominees

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named in this proxy statement as directors, to serve on our board of directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualify, (2) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (3) FOR the approval of a non-binding advisory resolution approving the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement and (4) FOR the option of “One” year frequency for future advisory votes on compensation of our Named Executive Officers. If you hold your shares in street name and do not give the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) specific voting instructions on the election of directors, the non-binding advisory vote to approve our executive compensation or the approval of the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, your shares will not be voted on these items, and a broker non-vote will occur. Broker non-votes and abstentions are each included in the determination of the number of shares of Common Stock present at the Annual Meeting for purposes of determining whether a quorum is present but will have no effect on the voting results for any of the proposals. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This proxy statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available to stockholders on or about April 19, 2023.

ANNUAL REPORT

This proxy statement is accompanied by our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 21, 2023.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on the Record Date with respect to (i) the election of eight directors to serve on our board of directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) a non-binding advisory resolution approving compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement, (iv) a non-binding advisory vote on the frequency of holding an advisory vote on executive compensation and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders who instruct their proxy to abstain should know that abstentions and broker non-votes are each included in the determination of the number of stockholders present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a brokerage firm, bank, broker-dealer or other intermediary) returns a properly-executed proxy but does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), the only item to be acted upon at the Annual Meeting with respect to which such nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Therefore, if you hold your shares in street name and do not give the nominee specific voting instructions on the election of directors, the non-binding advisory resolution approving our executive compensation or the non-binding advisory vote on the frequency of holding an advisory vote on executive compensation, your shares will not be voted on these items, and a broker non-vote will occur. Broker non-votes and abstentions will have no effect on the voting results for any of the proposals.

The presence, by attending online during the Annual Meeting via webcast or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes:

•	for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting,
•	for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal,
•	for the approval of the non-binding advisory resolution to approve the compensation of our Named Executive Officers, a majority of all the votes cast on the proposal, and
•	for the non-binding vote on the frequency of holding an advisory vote on executive compensation, every one, two or three years, a majority of the votes cast on the proposal.

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We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors. The NGCR Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the NGCR Committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is more fully described above in the “Proposal No.1 Election of Directors—Majority Vote Policy” section of this proxy statement.

If any nominee named in this proxy statement is unwilling or unable to serve as a director, our board of directors may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

The votes on compensation and the frequency of holding an advisory vote on executive compensation are advisory and not binding on our board of directors. However, our board of directors and the Compensation Committee value all stockholder feedback and will consider the outcome of the votes in reviewing executive compensation. With respect to the vote on the frequency of holding an advisory vote on executive compensation, in the event that no option receives a majority of the votes cast on the proposal, we will consider the option that receives the most votes to be the option selected by stockholders.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

OUTSTANDING SHARES

As of April 12, 2023, we had issued and outstanding 91,810,494 shares of Common Stock (which includes 152,672 shares of unvested restricted Common Stock).

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at an annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than 5:00 p.m., Eastern time, on December 21, 2023 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2024 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day and not later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders, as originally convened, or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to nominate a director candidate for election or present a stockholder proposal of other business for consideration at our 2024 annual meeting of stockholders, stockholders must submit the nomination or proposal, in writing, by 5:00 p.m., Eastern time, on December 21, 2023, but in no event earlier than November 21, 2023.

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In addition to satisfying the foregoing advance notice procedures set forth in our Bylaws, to comply with the universal proxy rules under the Exchange Act stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Any such nomination or proposal should be sent to Steven L. Chuslo, our executive vice president, chief legal officer and secretary, at Hannon Armstrong Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, Maryland 21401, and, to the extent applicable, must include the information and other materials required by our Bylaws.

Our board of directors know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail but may also be made by our directors, executive officers and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. Stockholders sharing an address will each receive a single copy of the notice of internet availability. We will request brokerage firms, banks, broker-dealers and other intermediaries who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokerage firms, banks, broker-dealers and other intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., 1 PARK PLACE, SUITE 200, ANNAPOLIS, MARYLAND 21401.

Annapolis, Maryland April 19, 2023	By Order of our Board of Directors, /s/ Steven L. Chuslo Steven L. Chuslo Secretary

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HANNON ARMSTRONG SUSTAINABLE INFRA CAPTL
1 PARK PLACE, SUITE 200
ANNAPOLIS, MD 21401

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HASI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V09936-P88502	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HANNON ARMSTRONG SUSTAINABLE INFRA CAPTL			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW, “FOR” ITEMS 2 AND 3, AND “1 YEAR” FOR ITEM 4.			□	□	□

1.	The election as directors of all of the nominees (or the individual nominees listed below except as marked to the contrary below):

	01)	Jeffrey W. Eckel	07) Jeffrey A. Lipson
	02)	Lizabeth A. Ardisana	08) Charles M. O’Neil
	03)	Clarence D. Armbrister	09) Richard J. Osborne
	04)	Teresa M. Brenner	10) Steven G. Osgood
	05)	Michael T. Eckhart	11) Kimberly A. Reed
	06)	Nancy C. Floyd
								For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.							□	□	□
3.	The advisory approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in the proxy statement.							□	□	□
							1 Year	2 Years	3 Years	Abstain
4.	The frequency in years with which stockholders are provided an advisory vote on executive compensation pursuant to the compensation disclosure rules of the SEC.						□	□	□	□
5.	The transaction of any other business that may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt from Hannon Armstrong Sustainable Infrastructure Capital, Inc. before the execution of this proxy of the Notice of Annual Meeting of Stockholders and a Proxy Statement for the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and the 2022 Annual Report to Stockholders.

If this Proxy is properly executed, the votes entitled to be cast by the undersigned will be cast as directed or, if no direction is given, will be cast “FOR” the election of all of the nominees listed herein, “FOR” items 2 and 3 and “1 YEAR” for item 4 and in the discretion of the Proxy holders on any other business that may properly come before the meeting or any postponement or adjournment thereof.

Note:
Please sign exactly as your name or names appear(s) on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ANNUAL MEETING OF STOCKHOLDERS OF

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

June 7, 2023

9:30 a.m. Eastern Time

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Annual Report to Stockholders, Proxy Statement and Proxy Card are available at: www.proxyvote.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided

V09937-P88502

Hannon Armstrong Sustainable Infrastructure Capital, Inc.
1 Park Place, Suite 200
Annapolis, MD 21401
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (“the Company”), hereby appoints Steven L. Chuslo and Jeffrey A. Lipson, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held via a live webcast at www.virtualshareholdermeeting.com/HASI2023 on June 7, 2023, at 9:30 a.m. Eastern Time, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any postponement or adjournment thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting or otherwise attending online. The undersigned revokes any proxy previously given with respect to the meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023, “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND FOR “1 YEAR” FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)